                                  BIG O TIRES, INC.

                                 FRANCHISE AGREEMENT

                                  BIG O TIRES, INC.
                                 FRANCHISE AGREEMENT

                                  TABLE OF CONTENTS

SUMMARY PAGES ................................................................i

GLOSSARY....................................................................iii

1.  PARTIES AND RECITALS......................................................1

2.  GRANT OF FRANCHISE........................................................1
    2.01     Grant of Franchise...............................................1
    2.02     Trade Area.......................................................1

3.  FIRST OPTION RIGHTS ......................................................1
    3.01     First Option Rights .............................................1
    3.02     Notification by Big O ...........................................2
    3.03     Multiple First Option Rights.....................................2
    3.04     Notification of Qualification ...................................2
    3.05     Exercise of Option by Franchisee ................................2
    3.06     Transfer of First Option Rights .................................2
    3.07     Limitation on First Option Rights ...............................2
    3.08     Expiration of First Option Rights  ..............................2

4.  TERM......................................................................3
    4.01     Term.............................................................3

5.  RENEWAL: EXTENSION OF FRANCHISE RIGHTS....................................3
    5.01     Grant of Successor Franchise Rights .............................3
    5.02     Conditions to Grant of Successor Franchise.......................3
    5.03     Notification of Non-Renewal .....................................3

6.  FRANCHISEE'S DEVELOPMENT OBLIGATIONS......................................3
    6.01     Financing Approval...............................................3
    6.02     Site Selection ..................................................4
    6.03     Equipment and Signage ...........................................4
    6.04     Conditions to Opening ...........................................4
    6.05     Commencement of Business.........................................4

7.  PRE-OPENING AND ONGOING ASSISTANCE .......................................4
    7.01     Pre-Opening Assistance ..........................................4
    7.02     On-Going Assistance .............................................5

8.  FEES......................................................................6
    8.01     Initial Franchise Fee ...........................................6
    8.02     Royalty Fee .....................................................6
    8.03     Late Fees .......................................................6
    8.04     Taxes ...........................................................6
    8.05     Allocation of Payments...........................................6

9.  LICENSED MARKS............................................................6
    9.01     Licensed Marks...................................................6
    9.02     Limitation on Use ...............................................7
    9.03     Infringement.....................................................7

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    9.04     Franchisee's Business Name.......................................7
    9.05     Change of Licensed Marks.........................................7
    9.06     Franchisor's Rights .............................................7

10. STANDARDS OF OPERATION ...................................................8
    10.01    Standards of Operations .........................................8

11. STORE MANAGEMENT .........................................................9
    11.01    Store Management  ...............................................9
    11.02    Completion of Training by Operator or Manager ...................9
    11.03    Operation of Store by Big O .....................................9

12. QUALITY CONTROL ..........................................................9
    12.01    Inspections .....................................................9

13. MANUAL:  NEW PROCESSES ................................................. 10
    13.01    Manual  ....................................................... 10
    13.02    Confidentiality of Information  ................................10
    13.03    Revisions to Manual ............................................10
    13.04    Improvements to System  ........................................10

14. PRODUCTS AND SERVICES ...................................................10
    14.01    Products and Services ..........................................10
    14.02    Approval of Products and Services ..............................11
    14.03    Inventory ......................................................11
    14.04    Warranties and Guaranties ......................................11
    14.05    Open Account Financing  ........................................12

15. ADVERTISING, MARKETING AND PROMOTIONAL PLANS ............................12
    15.01    Initial Advertising ............................................12
    15.02    National Advertising Fund ......................................12
    15.03    Local Fund  ....................................................13
    15.04    Approval of Advertising ........................................13

16. STATEMENTS AND RECORDS ..................................................13
    16.01    Invoices  ......................................................13
    16.02    Audit ..........................................................14
    16.03    Monthly Reports ................................................14
    16.04    Financial Statements  ..........................................14
    16.05    Management System ..............................................14
    16.06    Retail Accounting Corporation...................................14

17. COVENANTS ...............................................................14
    17.01    Noncompetition During Term  ....................................14
    17.02    Confidentiality ................................................15
    17.03    No Interference with Business ..................................15
    17.04    Post Termination Covenant Not to Compete  ......................15
    17.05    Survivability of Covenants  ....................................15
    17.06    Modification of Covenants ......................................15

18. TRANSFER AND ASSIGNMENT .................................................16
    18.01    Assignment by Big O ............................................16
    18.02    Right of First Refusal  ........................................16
    18.03    Transfer Legend ................................................16
    18.04    Pre-Conditions to Franchisee's Assignment ......................16

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    18.05    Death of Franchisee ............................................18
    18.06    No Waiver ......................................................19
    18.07    Excepted Transfers  ............................................19

19. DEFAULT AND TERMINATION .................................................19
    19.01    Termination by Big O  ..........................................19
    19.02    Governing State Law ............................................21
    19.03    Termination by Franchisee ......................................21
    19.04    Force Majeure ..................................................21

20. POST TERMINATION OBLIGATIONS.............................................21
    20.01    Post-Termination Obligations  ..................................21
    20.02    Right to Repurchase ............................................22
    20.03    Right of First Refusal  ........................................23
    20.04    De-Identification of Assets Upon Sale ..........................23

21. INSURANCE ...............................................................23
    21.01    Insurance Coverage  ............................................23
    21.02    Proof of Insurance  ............................................24
    21.03    Survival of Indemnification ....................................24

22. TAXES, PERMITS AND INDEBTEDNESS .........................................25
    22.01    Payment of Taxes  ..............................................25
    22.02    Compliance with Laws  ......................................... 25
    22.03    Payment of Debts  ..............................................25

23. INDEMNIFICATION AND INDEPENDENT CONTRACTOR STATUS .......................25
    23.01    Indemnification ................................................25
    23.02    Independent Contractor  ........................................25

24. WRITTEN APPROVALS, WAIVERS AND AMENDMENT ................................26
    24.01    Written Approval  ..............................................26
    24.02    Waiver  ........................................................26
    24.03    Modification  ..................................................26

25. DEALER PLANNING BOARD AND BODTA .........................................26
    25.01    Dealer Planning Board ..........................................26
    25.02    Special Interest Issues ........................................26
    25.03    Disapproval of Management Proposal  ............................26
    25.04    Compliance with Modification  ..................................27
    25.05    BODTA ..........................................................27

26. RIGHT OF OFFSET .........................................................27
    26.01    Right of Offset ................................................27

27. ENFORCEMENT .............................................................27
    27.01    Declaratory and Injunctive Relief ..............................27
    27.02    Costs of Enforcement  ..........................................27
    27.03    Mediation ......................................................27
    27.04    Excluded Matters................................................28
    27.05    Confidentiality.................................................28

28. NOTICES .................................................................28
    28.01    Notices ........................................................28

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29. GOVERNING LAW ...........................................................28
    29.01    Governing Law ..................................................28
    29.02    Jurisdiction  ..................................................28

30. SEVERABILITY AND CONSTRUCTION ...........................................29
    30.01    Severability  ..................................................29
    30.02    Counterparts  ..................................................29
    30.03    Construction  ..................................................29

31. ACKNOWLEDGMENTS .........................................................29

    Schedule 1 - Premises and Trade Area
    Schedule 2 - Ownership Verification
    Schedule 3 - Guaranty
    Schedule 4 - Lease Rider and Modification
    Schedule 5 - Farm Class Rider
    Schedule 6 - Renewal Rider
    Schedule 7 - Trademarks
    Schedule 8 - Converter Rider

                        BIG O TIRES, INC. FRANCHISE AGREEMENT

                                    SUMMARY PAGES

These pages summarize the attached Franchise Agreement, the details of which shall control in the event of any conflict.

1.  FRANCHISEE:
                              ------------------------------------------
2.  INITIAL FRANCHISE FEE:   Amount Due:
                             -with Application:
                                                ------------------------
                             -upon signing Agreement:
                                                      ------------------
                             Total:
                                    ------------------------------------
3.  ROYALTY FEE              Two percent (2%) of Gross Sales

4.  LOCAL ADVERTISING        Minimum of four percent (4%) of Gross Sales
      CONTRIBUTION:

5.  NATIONAL ADVERTISING     See sections 15 and 25
      CONTRIBUTION:

6.  INITIAL ADVERTISING REQUIREMENT:
                                     -----------------------------------
7.  STORE LOCATION:
    ------------------------------------
    Street and Number
    ------------------------------------
    City, State and Zip Code
    ------------------------------------
    Phone Number

8.  Franchisee's Operator:
                          ---------------------------------------------
9.  Franchisee's Manager:
                         ----------------------------------------------
10. Franchisee's Agent For Service of Process:

    Name:
          --------------------------------------------------------------
    Address:
            -----------------------------------------------------------
    -------------------------------------------------------------------
    -------------------------------------------------------------------

11. Big O's Agent for Service of Process:

    Name:     CT CORPORATION
         --------------------------------------------------------------
    Address:  1675 BROADWAY, SUITE 1200
            -----------------------------------------------------------
              DENVER, COLORADO  80290
    -------------------------------------------------------------------
12. Effective Date:
                   ----------------------------------------------------

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13. Commencement Date:
                      -------------------------------------------------
14. Expiration Date:
                    ---------------------------------------------------
15. Franchisee's Advisor:
                         ----------------------------------------------
16. Send Notices to Big O to:

    Name:     PHILIP J. TEIGEN (LEGAL DEPARTMENT)
         --------------------------------------------------------------
    Address:  BIG O TIRES, INC.
            -----------------------------------------------------------
              11755 E. PEAKVIEW AVENUE
    -------------------------------------------------------------------
              ENGLEWOOD, COLORADO  80111
    -------------------------------------------------------------------
17. Send Notices to Franchisee to:

    Name:
         --------------------------------------------------------------
    Address:
            -----------------------------------------------------------
            -----------------------------------------------------------
            -----------------------------------------------------------
18. Business not subject to Section 17 (a)

    Name:
         --------------------------------------------------------------
    Address:
            -----------------------------------------------------------
            -----------------------------------------------------------
            -----------------------------------------------------------
19. Farm Class Franchise:

    Yes
         -------------------
    No        X
         -------------------

20. First Option Holder:

    Name:          N/A
              --------------------
    Address:
              --------------------
              --------------------
              --------------------

                           GLOSSARY (in alphabetical order)

ADVERTISING - The advertising, promotional programs, public relations programs and marketing programs approved or administered by Big O utilizing the resources of the National Advertising Fund or local franchisee cooperatives or franchisee associations.

AGREEMENT - This contract, the Summary Pages and all Riders and Schedules hereto, as interpreted through the Manual.

BIG O - Big O Tires, Inc.

BIG O STORE OR STORE - A retail tire store operated pursuant to the Big O
System.

BIG O SYSTEM OR SYSTEM - The plan and system developed by Big O relating to the complete operation of Stores which are authorized to sell Products and Services and offer other authorized tire and automotive services at retail, which include some or all of the following: site selection as required, site approval, Store layout and design, product selection and display, purchasing and inventory control methods, accounting methods, merchandising, advertising, sales and promotional ideas, franchisee training, personnel training, and other matters relating to the efficient operation and supervision of Stores and the maintenance of uniform standards of retail merchandising.

BLUE II - See the definition of "Manual".

BOTDA - Big O Tire Dealers of America, a California non-profit mutual benefit corporation organized by certain Franchisees to promote the common business interests of independently-owned retail dealers duly franchised by Big O. BOTDA is not an affiliate of Big O. The functions and efforts of BOTDA are recognized in Section 25 of this Agreement.

COMMENCEMENT DATE - The date upon which the Store opens for business or, in the event of transfer, or conversion, the date designated by Big O Tires, Inc.

CONVERTER - A person who converts a retail tire store it owns to a Big O Store pursuant to this Agreement.

DEALER PLANNING BOARD - The group of franchisee representatives elected from each Local Group which meets periodically with Big O's management to assist with strategic business plans and to discuss issues of concern to franchisees. The functions of the Dealer Planning Board are described in Section 25 of this Agreement.

DEVELOPMENT AGREEMENT - An agreement between Big O and a person to which the person ("Developer") agrees that within a defined territory to open and commence operating an agreed number of Big O Stores pursuant to a development schedule. Developers must execute Franchise Agreements prior to commencing business at any Store developed pursuant to a Development Agreement.

DUE DATE - The fifteenth day of each month: the date by which all royalty fees and advertising contributions must be postmarked and mailed to Big O.

EFFECTIVE DATE - The date upon which the Franchise Agreement has been executed in full by both the Franchisee and Big O.

EXPIRATION DATE - The date on which the initial term of the Agreement expires.

FARM CLASS STORE - A Store with twenty-five percent (25%) or more of its average Gross Sales during any twelve (12) month period arising directly from the sale of Farm Class Tires.

FARM CLASS TIRES - Farm tires, off road tires, large double bead truck tires and similar select tires, as may be more specifically defined from time to time by Big O.

FIRST OPTION - Franchisee's right to acquire a franchise for a new Store planned for development within a five (5) mile radius of Franchisee's Premises. The First Option and method of exercising it are described in Section 3 of this Agreement.

FRANCHISE - The rights granted by the Franchise Agreement.

FRANCHISED BUSINESS - The business operated pursuant to a license granted by Big O which utilizes the Licensed Marks and the Big O System.

FRANCHISEE - The individual(s), corporation or other entity to which the Franchise is granted. Depending on the context of this Agreement, the term Franchisee may include the shareholders or guarantors of a corporate Franchisee.

GROSS SALES - The aggregate gross amount of all revenues from whatever source derived whether in form of cash, credit, agreements to pay or other consideration including the actual retail value of any goods or services traded, bartered, or otherwise received by Franchisee in exchange for any form of non-monetary consideration, (whether or not payment is received at the time of sale or any such amount is proved uncollectible) from or derived by Franchisee or any other person from business conducted or which originated in, on, from or through the Premises, whether such business is conducted in compliance with or in violation of the terms of the Franchise Agreement. Gross Sales includes sums paid for claims made on business interruption insurance policies, Federal Excise Taxes collected, as well as payments received from employees of Franchisee for products purchased at a discounted price. However, Gross Sales does not include:
(i) sales or use taxes collected by Franchisee; (ii) the amount of any refunds or allowances made on Products and Services returned by customers; (iii) returns to shippers, vendors and manufacturers; (iv) proceeds derived from the sale of equipment or supplies used by Franchisee in the operation of the Store and not acquired for resale; (v) sales of Products and Services to other Big O Stores;
(vi) tire disposal fees so long as the fees charged do not exceed the highest fee recommended by any applicable governmental agency; and (vii) sums received in settlement of claims for loss or damage to fixtures, equipment or leasehold improvements, other than sums received from business interruption insurance.

INFORMATION - The contents of the Manual, computer software, materials, goods, training module and any other proprietary information and information created or used by Big O designated for confidential use within the Big O System, and the information contained therein.

INITIAL ADVERTISING - Advertising conducted within sixty (60) days of the Commencement Date to promote the opening of the Store.

LICENSED MARKS - Trademarks and trade names, service marks and associated logos and symbols owned or sublicensed by Big O, including those enumerated on
Schedule 7 and such other marks, logos and names as Big O may designate.

LOCAL FUND - The fund, which may be a trust fund, corporation or other entity, derived from contributions by Big O franchisees who are members of a Local Group which shall be maintained by the Local Group for Advertising pursuant to such guidelines as Big O may approve or prescribe.

LOCAL GROUP - A cooperative or association of Big O franchisees formed and operating in their marketing area pursuant to a structure approved or prescribed by Big O for the purpose of promoting Big O Stores and their Products and Services, and providing Management Systems and related services to its members to the extent approved by Big O. Big O will assign a Franchisee to a Local Group and Franchisee must become a member of that Local Group and be bound by any decisions it makes to the extent they are approved by Big O.

MANAGEMENT SYSTEMS - Computer hardware, software, cash registers, bookkeeping and accounting services or systems and other systems designed to provide information for the management of Big O Stores.

MANAGER - An individual other than the Operator who is responsible for the day-to-day operation of a Store.

MANAGER INCENTIVE CONTRACT - An agreement pursuant to which certain Managers may earn purchase credits based upon their performance so that they can acquire Big O franchises from their employer, whether the employer is Big O or a Big O franchisee.

MANUAL - The various written, audio and video instructions, including amendments thereto relating to the operation of the Franchised Business which are provided to Franchisee by Big O and identified as such, including but not limited to BLUE II - BIG O TIRES' BLUEPRINT FOR SUCCESS ("Blue II"), and Big O's Franchise Policies and Procedures Manual, consisting of technical bulletins or other written materials.

NATIONAL ADVERTISING FUND - The fund derived from contributions by Big O franchisees which shall be exclusively maintained and administered by Big O for national Advertising in cooperation with the Dealer Planning Board.

NATIONAL FUND - Big O Tires, Inc. National Advertising Fund.

OPERATOR - The individual approved by Big O who shall be responsible for the operation of the Franchised Business. The Operator may be the Franchisee if the Franchisee is an individual.

OPTION - Big O's right to purchase the interest being offered by the Franchisee or any Shareholder by matching the bona fide monetary purchase price and payment schedule terms of the proposed Transfer, less any brokerage commission (without having to match any other non-monetary terms).

PIONEER - A person who owned at least twenty-five percent (25%) equity interest in a Big O franchisee on March 1, 1987, provided such ownership interest appeared on Big O's records as of July 1, 1987. A Pioneer is entitled to acquire Big O franchises for one-third of the applicable initial franchise fee, provided the Pioneer satisfies Big O's other requirements.

PREMISES - The site from which a Franchised Business will be operated at the Store Location described on the Summary Pages, or where applicable, on Schedule 1 to the Franchise Agreement.

PRODUCTS AND SERVICES - All tires (including but not limited to Big O's private brand lines of tires), products and services produced, organized or distributed under a license granted by Big O, which are designated by Big O for sale or lease in Stores.

RETAIL ACCOUNTING CORPORATION - A cooperative or association which provides bookkeeping, accounting, payroll, tax and related services for the purpose of providing such services at a lower cost and providing the financial reporting Big O requires.

SHAREHOLDER - Any person possessing a legal or beneficial interest or holding a share of stock of any kind or nature in the Franchisee, including partners in a Franchisee which is a partnership.

SURVIVOR - A surviving spouse or heir of estate of any deceased person owning stock or any other interest in the Franchisee.

TERMINATION DATE - The date upon which the Franchise Agreement is canceled or ended by Big O or the Franchisee.

TRADE AREA - The area described on Schedule 1 to the Agreement within which, subject to certain conditions, Big O agrees to limit the number of Stores to one
(1) for every fifty thousand (50,000) persons residing therein. Big O may, from time to time, redefine Franchisee's Trade Area.

TRADE DRESS - Any shop or architectural designs, fixtures, improvements, signs, color schemes or other elements of the appearance of the Store which in any manner suggest affiliation of the Store or Premises with Big O, or the System.

TRANSFER - To give away, sell, assign, pledge, lease, sublease, devise, or otherwise transfer, either directly or by operation of law or in any other manner, the Agreement, any of Franchisee's rights or obligations hereunder, or any interest or shares of stock or partnership interest of any kind or nature in Franchisee or the Premises. The merger or consolidation or issuance of additional securities representing an ownership interest in Franchisee shall also be deemed to be a "Transfer" for purposes of this Agreement.

                                  BIG O TIRES, INC.
                                 FRANCHISE AGREEMENT

    This Franchise Agreement ("Agreement") is made by and between Big O Tires, Inc. ("Big O"), a Nevada corporation, with its principal place of business at 11755 East Peakview Avenue, Englewood, Colorado 80111, and ___________________ ________________________________________________________ ("Franchisee"), a(n)
__________________ corporation with a place of business at _________________
________________________________________________________.


1.  PARTIES AND RECITALS

    1.01 Big O was established to provide franchisees with access to Products and Services and a System for marketing and servicing such Products and Services. Since its inception, Big O has added to the Product and Services and System to enhance the competitive posture of its franchisees. Big O has developed and owns certain Licensed Marks which are licensed to franchisees for use in the Big O Stores. Big O has developed the Big O System relating to the operation of Stores which are authorized to offer and sell Big O tires as part of the Products and Services offered to retail customers.

    1.02 Franchisee desires, upon the terms and conditions set forth herein, to obtain a license to operate a Franchised Business and to offer and sell Big O Products and Services. Franchisee acknowledges that it is essential to the preservation of the integrity of the Licensed Marks, and the goodwill of Big O and the Big O System, that each franchisee in the System maintain and adhere to certain standards, procedures and policies described hereinafter and in the Manual.

    1.03 Big O is willing, upon the terms and conditions set forth herein, to license Franchisee to operate a Franchised Business which will utilize the Licensed Marks and the Big O System.

2.  GRANT OF FRANCHISE

    2.01 GRANT OF FRANCHISE. Subject to all of the terms and conditions herein, including but not limited to, the condition that Franchisee or its Shareholders or some of them, personally guarantee the obligations of Franchisee to Big O under this Agreement as set forth in Schedule 3 to this Agreement, Big O grants to Franchisee the non-exclusive license to use the Licensed Marks and the exclusive right to operate a Franchised Business solely at the Premises set forth in Schedule 1 to this Agreement. If, at the time of execution of this Agreement, the Premises cannot be designated as a specific address because a location has not been selected by Franchisee and approved by Big O, then Franchisee shall promptly take steps to choose and acquire a location for its Big O Store within the following city, county or other geographical area:
_________________________________________________________________________
__________________ ("Designated Area"). In such circumstances, Franchisee shall select and submit to Big O for approval a specific location for the Premises, which shall hereinafter be set forth in Schedule 1.

    2.02 TRADE AREA. During the term of this Agreement, Big O agrees not to operate itself or grant to any other person the right to operate any more than one (1) Store for every fifty thousand (50,000) persons residing in the Trade Area described on Schedule 1. Big O may, from time to time, redefine the Trade Area. Absent Franchisee's prior approval, Big O shall not permit the establishment or operation of another Store within a two (2) mile radius of Franchisee's Store. Big O shall offer Products and Services bearing the Licensed Marks at retail only through Big O Stores.

3.  FIRST OPTION RIGHTS

    3.01 FIRST OPTION RIGHTS. Subject to the conditions described below, if Big O or any prospective Big O franchisee should propose to open a Store within a five (5) mile radius of Franchisee's Store, Franchisee shall be notified of its First Option to acquire a Franchise for an additional Store within the five
(5) mile radius of its Store.  Franchisee may only exercise the First Option if:

         (a) at the time Big O notifies Franchisee of the proposal for the new Store, Franchisee is in full compliance with all the terms of this Agreement and any other agreements it has with Big O;

         (b) Franchisee meets Big O's then current criteria for new franchisees; and

         (c) There are not two (2) or more Big O franchisees with Stores within a five (5) mile radius of the site of a proposed new Store, except in accordance with Section 3.03 below.

    3.02 NOTIFICATION BY BIG O. When notifying Franchisee of a proposal to establish a new Store in accordance with Franchisee's First Option, Big O may notify Franchisee of the proposal to establish the new Store within the general vicinity of Franchisee's Store without identifying a specific site or sites.

    3.03 MULTIPLE FIRST OPTION RIGHTS. If two (2) or more Big O franchisees have Stores within a five (5) mile radius of the site of a proposed new Store, the Franchisee and all such franchisees will be invited simultaneously by written notice from Big O to exercise their First Option rights; but if two (2) or more such franchisees apply for the same franchise, it shall be awarded to the qualified franchisee which has a Store that is closest to the site of the proposed new Store or, if two qualified franchisees have Stores that are equidistant from such site, it shall be awarded to the qualified franchisee which owns the franchised Big O Store which was first licensed as a Big O Store to the current or a previous owner.

    3.04 NOTIFICATION OF QUALIFICATION. If Franchisee qualifies for the First Option pursuant to this Section 3, Big O will provide Franchisee with written notice that it has thirty (30) days within which to submit an application for the franchise in the manner prescribed by Big O in the notice. Franchisee must submit the application within the prescribed time along with the standard franchise deposit then required by Big O. Upon approval of the application by Big O, Franchisee must execute Big O's then current standard Franchise Agreement and pay the remainder of any initial fee due.

    3.05 EXERCISE OF OPTION BY FRANCHISEE. If Franchisee is a corporation or partnership, the First Option may be exercised only by the corporation or partnership itself, or by the individual designated as First Option holder on the Summary Pages.

    3.06 TRANSFER OF FIRST OPTION RIGHTS. The First Option is not transferable without Big O's prior written approval, WHICH MAY BE WITHHELD FOR ANY REASON, IN BIG O'S SOLE DISCRETION.

    3.07 LIMITATION ON FIRST OPTION RIGHTS. The First Option rights described above are void and unenforceable with respect to a site proposed for development in an area which is at the time of the proposal subject to a Development Agreement between Big O and Developer.

    3.08 EXPIRATION OF FIRST OPTION RIGHTS. If a Franchisee has failed to qualify for or otherwise submit an application for a Franchise pursuant to this
Section 3 for a proposed franchise to be granted within the area in which Franchisee holds First Option rights, Franchisee's First Option rights for that proposed franchise shall lapse regardless of whether the site actually selected for development by Big O is different from the site which was initially proposed for development.

4.  TERM

    4.01 TERM.     This Agreement shall take effect upon the earlier of the
Effective Date or of the Commencement Date and, unless previously terminated pursuant to Section 19 hereof, its term shall extend until the earlier of the tenth anniversary of the Commencement Date or such other Expiration Date as is stated on the Summary Pages.

5.  RENEWAL: EXTENSION OF FRANCHISE RIGHTS

    5.01 GRANT OF SUCCESSOR FRANCHISE RIGHTS. If Franchisee is not in default under this Agreement and has complied with all of its provisions during the initial term, and has cooperated with Big O, its Local Group and other Big O franchisees in programs and suggestions developed by Big O, upon its expiration Big O will offer a successor franchise agreement with Franchisee, provided the parties mutually agree to the terms of a successor franchise at least one hundred eighty (180) days before the Expiration Date.

    5.02 CONDITIONS TO GRANT OF SUCCESSOR FRANCHISE. Big O will only offer to execute a new franchise agreement in accordance with its then current terms and conditions for granting successor franchises, which may include any or all of the following:

         (a) Execution of a new and modified franchise agreement which may include, among other matters, a different fee structure, increased fees, a modified Trade Area and different purchase requirements;

         (b) A requirement that Franchisee refurbish the Premises or relocate the Premises to conform to Big O's then current standards for similar Stores;

         (c) Payment of Big O's renewal administration fee of One Thousand Five Hundred Dollars ($1,500); and

         (d) Execution of a general release in favor of Big O and its representatives.

    5.03 NOTIFICATION OF NON-RENEWAL. If Big O is willing to execute a new franchise agreement with Franchisee, at least one (1) year before the Expiration Date, Big O shall notify Franchisee of the Expiration Date and the terms and conditions upon which Big O is willing to execute a new franchise agreement with Franchisee. Franchisee must execute a successor franchise agreement within sixty
(60) days of its receipt. The Franchise Agreement will expire on the Expiration Date and the franchise relationship will terminate unless Franchisee and Big O have executed a successor franchise agreement at least one hundred eighty (180) days prior to the Expiration Date, and Franchisee has satisfied all other terms and conditions agreed upon as a prerequisite to renewal. If Big O intends not to offer Franchisee a successor franchise agreement, Big O shall give Franchisee at least one hundred eighty (180) days notice of nonrenewal prior to the Expiration Date. If Big O has not given Franchisee at least one hundred eighty (180) days notice of nonrenewal prior to the Expiration Date, the term of this Agreement will automatically be extended by the amount of time necessary to give Franchisee one hundred eighty (180) days notice of nonrenewal.

6.  FRANCHISEE'S DEVELOPMENT OBLIGATIONS

    6.01 FINANCING APPROVAL. Unless otherwise agreed to by Big O, Franchisee shall obtain a letter of commitment for the provision of financing through a lender approved by Big O and with minimum credit terms, also approved by Big O, no later than one hundred twenty (120) days from the Effective Date of this Agreement.

    6.02 SITE SELECTION. Franchisee shall obtain the written approval of Big O of the site for the Store within one hundred twenty (120) days from the Effective Date of this Agreement. Franchisee shall propose sites for approval by Big O on forms and in the manner designated from time to time by Big O. A proposed site shall only be submitted to Big O for approval after Franchisee has evaluated the site and determined that it meets Big O's then current criteria for sites which Big O has communicated to Franchisee. Franchisee shall be responsible for obtaining Big O's then current site criteria prior to submitting a site approval application. Big O shall review the site approval application and within thirty (30) days of Big O's receipt thereof, Big O shall approve or reject the proposed site. Unless otherwise agreed to in writing by Big O, final site approval will be conditioned upon Big O's receipt of evidence of Franchisee's ownership, lease or control of the property in such form as Big O, in its sole discretion shall

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deem to be acceptable, including, without limitation, a deed to the property, an executed contract to purchase the property, a lease with a duration of not less than ten (10) years, or an option to purchase the property. Franchisee acknowledges and agrees that Big O's approval of a site or provision of criteria regarding the site do not constitute a representation or warranty of any kind, express or implied, as to the suitability of the site for a Big O Store or for any other purpose. Big O's approval of the site indicates only that Big O believes that a site falls within the acceptable criteria established by Big O as of that time. In the case of a Converter, execution of this Agreement shall be deemed approval of the Store Location by Big O, unless additional obligations to convert or upgrade the premises are described in Schedule 8 to this Agreement.

    6.03 EQUIPMENT AND SIGNAGE. Franchisee agrees to purchase, lease or otherwise use in the establishment and operation of the Big O Store only those fixtures, equipment, signs and hardware and/or software that Big O has approved as meeting its specifications and standards for quality, design, appearance, function and performance. Franchisee shall purchase or lease approved brands, types or models of fixtures, equipment, and signs only from suppliers designated or approved by Big O. Franchisee agrees to place or display at the Premises only such signs, logos and display materials that Big O approves from time to time.

    6.04 CONDITIONS TO OPENING. Franchisee agrees, at its sole expense, to do or cause to be done the following prior to opening the Big O Store for business:
(i) secure all required financing; (ii) obtain all required permits and licenses; (iii) construct all required improvements and decorate the Store in compliance with approved plans and specifications; (iv) purchase and install all required fixtures, equipment and signs required for the Big O Store; (v) purchase an opening inventory of tires and supplies; (vi) provide Big O with copies of all required insurance policies, or such other evidence of coverage and payment as Big O requests; and (vii) provide Big O with any other documents as may be required by Big O, including but not limited to financing statements.

    6.05 COMMENCEMENT OF BUSINESS. Franchisee agrees to open the Big O Store for business within fourteen (14) days after Big O notifies Franchisee that the conditions set forth in this Section 6 have been satisfied. Big O may extend the opening of the Big O Store for up to sixteen (16) months from the Effective Date of this Agreement ("Development Period"). In the event that factors beyond Franchisee's reasonable control prevent Franchisee from meeting this Development Period, Big O may extend the Development Period so long as Franchisee has made reasonable and continuing effort to comply with such development obligations and Franchisee requests, in writing, an extension of time in which to have its Big O Store open and operating before the Development Period lapses.

7.  PRE-OPENING AND ONGOING ASSISTANCE

    7.01 PRE-OPENING ASSISTANCE. Prior to Franchisee's Commencement Date, Big O shall provide Franchisee with such of the following and on the same basis as it will from time to time provide to similarly situated franchisees of Big O:

         (a) Assistance to Franchisee related to approval of a site for the Store, although Franchisee acknowledges that Big O shall have no obligation to select or acquire a site on behalf of Franchisee. Big O's assistance will consist of the provision of criteria for a satisfactory site, an on-site inspection and determination of whether a proposed site fulfills the requisite criteria, prior to formal approval of a site selected by Franchisee. At Big O's option, Big O may, without fee or expense to Franchisee, review the proposed Store lease. The final decision about whether to acquire a given approved site or whether to execute any particular lease shall be the sole decision of Franchisee. Big O disclaims all liability for the consequences of approving a given site. Big O's participation in site selection in no way is meant to constitute a warranty or guaranty that the Franchised Business will be profitable or otherwise successful. Big O's written approval of the Premises and Store must be obtained by Franchisee before the Store may be opened or relocated.

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    Big O may condition its approval of a Store lease upon Franchisee's execution of a conditional lease assignment in a form which is the same as or similar to the one found on Schedule 4.

         (b) A prototype floor plan, elevation and equipment layout for the Store, if requested by Franchisee. The plans must be modified by Franchisee's architect or contractor to adapt them to conditions at the Premises and to satisfy all local code requirements. Revisions or modifications to the plans must be approved by Big O.

         (c) Five consecutive (5) weeks of training for one person in the operation of the Franchised Business at Big O's training facility located in Mesa, Arizona, or another location designated by Big O. Unless Big O waives the training requirement, the Manager of the Franchisee's Store, provided he or she has been approved by Big O, and Franchisee's Operator must attend and successfully complete such training. Franchisee shall pay for its own transportation, lodging, and living expenses which are incurred while attending the initial training program, except that Big O will pay lodging and transportation for the first person to attend the training program. In the event that, in Big O's sole discretion, Franchisee's Operator fails to successfully complete the initial training program, Big O may, in its sole discretion, require Franchisee's Operator to attend and successfully complete another training program or terminate this Agreement and, upon receipt from Franchisee of a general release in a form approved by Big O, refund the initial franchise fee paid by Franchisee, less any amounts necessary to reimburse Big O for the costs it incurred in approving Franchisee and in training Franchisee's Operator and Manager.

         (d) We will loan to you our Manual known as Blue II and the Franchise Policies and Procedures Manual.

         (e)  Assistance in selecting Franchisee's initial inventory.

         (f) Assistance in the lay-out, merchandising and display of the Store.

    7.02 ON-GOING ASSISTANCE. Big O agrees to make available to Franchisee the following ongoing assistance for which Big O may charge the Franchisee a fee:

         (a) To the extent available to Big O, a source of Big O private brand tires;

         (b) Ongoing research and development into new tires and other lines of Products and Services and ways to enhance the competitive posture of Big O Stores;

         (c) Additional training for the Operator or other personnel of Franchisee, for which Big O may charge the Franchisee a fee;

         (d) Suggested prices for Big O brands sold at the Franchisee's Store, provided that Franchisee will not be required to sell at any particular price if such a requirement would be unlawful;

         (e) A warranty or replacement program for Big O private brand tires and related automotive Products and Services;

         (f) Regional training provided by Big O personnel and field assistance, inspections and advice pertaining to the Franchisee's Store provided by Big O area managers;

         (g) Point of sale advertising materials and wearables utilizing Big O marks will be purchased through Big O's subsidiary, O Advertising, Inc., or such other licensee as designated

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    by Big O; and from time to time, local advertising plans and materials, special promotions and similar advertising, for which Big O may charge the Franchisee a fee;

         (h) At the request of Franchisee's Local Group, Big O will supply Franchisee with newspaper mats and radio and television commercial tapes, for which Big O may charge Franchisee or the Local Group a fee.

8.  FEES

    8.01 INITIAL FRANCHISE FEE. In consideration of the execution of this Agreement, Franchisee agrees to pay Big O an initial franchise fee in the amount and at the times specified on the Summary Pages. Except as described in Section 7.01(c) above, the initial franchise fee is not refundable.

    8.02 ROYALTY FEE. After the Commencement Date, Franchisee shall pay to Big O a monthly royalty fee equal to two percent (2%) of the prior month's Gross Sales. The royalty fee must be postmarked and mailed to Big O by no later than the Due Date.

    8.03 LATE FEES. If any fee or any other amount due under this Agreement, including payments for Products and Services, is not received within ten (10) days after such payment is due, Franchisee shall pay Big O interest equal to the lesser of the daily equivalent of eighteen percent (18%) per annum of such overdue amount per year, or the highest rate then permitted by applicable law, for each day such amount is past due.

    8.04 TAXES. If any federal, state, or local tax other than an income tax is imposed upon royalty fees paid by Franchisee to Big O which Big O cannot offset against taxes it is required to pay under the laws of the United States or the state of its domicile, Franchisee agrees to compensate Big O in the manner prescribed by Big O so that the net amount or net rate received by Big O is no less than that which has been established by this Agreement and which was due Big O on the Effective Date of this Agreement.

    8.05 ALLOCATION OF PAYMENTS. Unless other written instructions accompany a specific payment, all payments made by Franchisee pursuant to this Agreement shall be applied in such order as Big O may designate from time to time. Big O shall comply with any written instructions for allocation specified by Franchisee to the extent, in Big O's opinion, it is reasonable to do so.

9.  LICENSED MARKS

    9.01 LICENSED MARKS. Franchisee expressly acknowledges that Big O is the sole and exclusive licensor of the Licensed Marks. Franchisee agrees not to represent in any manner that Franchisee has acquired any ownership rights in the Licensed Marks. Franchisee agrees not to use any of the Licensed Marks or any marks, names, or indicia which are or may be confusingly similar in its own corporate or business name except as authorized in this Agreement. Franchisee further acknowledges and agrees that any and all goodwill associated with the Big O System and identified by the Licensed Marks shall inure directly and exclusively to the benefit of Big O and that, upon the expiration or termination of this Agreement for any reason, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of Licensed Marks.

    9.02 LIMITATIONS ON USE. Franchisee understands and agrees that any use of the Licensed Marks other than as expressly authorized by this Agreement, without Big O's prior written consent, is an infringement of Big O's rights therein and that the right to use the Licensed Marks granted herein does not extend beyond the termination or expiration of this Agreement. Franchisee expressly covenants that, during the term of this Agreement and thereafter, Franchisee shall not, directly or indirectly, commit any

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act of infringement or contest or aid others in contesting the validity of Big
O's right to use the Licensed Marks or take any other action in derogation thereof.

    9.03 INFRINGEMENT. Franchisee acknowledges Big O's right to regulate the use of the Licensed Marks and Trade Dress of the Big O System. Franchisee shall promptly notify Big O if it becomes aware of any use or any attempt by any person or legal entity to use the Licensed Marks or Trade Dress of the Big O System, any colorable variation thereof, or any other mark, name, or indicia in which Big O has or claims a proprietary interest. Franchisee shall assist Big O, upon request and at Big O's expense, in taking such action, if any, as Big O may deem appropriate to halt such activities, but shall take no action nor incur any expenses on Big O's behalf without Big O's prior written approval.

    9.04 FRANCHISEE'S BUSINESS NAME. Franchisee further agrees and covenants to operate and advertise only under the name or names from time to time designated by Big O for use by similar Big O System franchisees; to refrain from using the Licensed Marks to perform any activity or to incur any obligation or indebtedness in such a manner as may, in a way, subject to Big O to liability therefor; to observe all laws with respect to the registration of trade names and assumed or fictitious names; to include in any application for the above a statement that Franchisee's use of the Licensed Marks is limited by the terms of this Agreement, and to provide Big O with a copy of any such application and other registration document(s); and to observe such requirements with respect to trademark and service mark registrations, copyright notices, and other notices as Big O may, from time to time, require.

    9.05 CHANGE OF LICENSED MARKS. Subject to the requirements of Section 25 of this Agreement, Big O reserves the right, in its sole discretion, to designate one or more new, modified, or replacement Licensed Marks or trade names for use by franchisees and to require the use by Franchisee of any such new, modified, or replacement Licensed Marks or trade names in addition to or in lieu of any previously designated Licensed Marks. Any expenses or costs associated with the use by Franchisee of any such new, modified, or replacement Licensed Marks shall be the sole responsibility of Franchisee.

    9.06 FRANCHISOR'S RIGHTS. Big O retains the right to, among others: (1) use, and license others to use, the Licensed Marks and the Big O System for other Big O Stores or company-owned Stores; (2) solicit, sell to and service local, regional or national accounts wherever located; (3) use the Licensed Marks and the Big O System with other services or products, or in alternative channels of distribution, without regard to location; and (4) use and license the use of other proprietary marks or methods which are not the same as or confusingly similar to the Licensed Marks, whether in alternative channels of distribution or with the operation of any type of tire sales and service business, at any location, which may be the same as, similar to or different from the business of a Big O Store. Big O may use or license these rights on any terms and conditions it deems advisable, and without granting Franchisee any rights in them.

10. STANDARDS OF OPERATION

    10.01 STANDARDS OF OPERATIONS. Big O shall establish and Franchisee shall maintain high standards of quality, appearance and operation for the Franchised Business. For the purpose of enhancing the public image and reputation of the businesses operating under the System and for the purpose of increasing the demand for Products and Services provided by Franchisee and Big O, the parties agree as follows:

         (a) Franchisee shall not open the Store for business until Big O has provided Franchisee with written authorization to do so;

         (b) Franchisee shall comply in good faith with all published Big O System rules, regulations, policies, and standards, including, without limitation, those contained in the Manual. Franchisee shall operate and maintain the Franchised Business solely in the manner and pursuant

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    to the standards prescribed herein, in the Manual and in other materials provided by Big O to Franchisee, and shall make such modifications thereto as Big O may require;

         (c) Franchisee shall at all times operate the Store diligently and in a manner which is consistent with sound business practices so as to maximize the revenues therefrom;

         (d) Franchisee shall at all times maintain working capital and a net worth which is sufficient, in Big O's opinion, to enable Franchisee to fulfill properly all of Franchisee's responsibilities under this Agreement;

         (e) Franchisee shall at all times maintain its Store in the image of and according to the standards of Big O as prescribed in the Manual. Moreover, Franchisee agrees to cooperate with Big O at its expense, to the extent building and site limitations permit, in the implementation of new programs, including those which may require the addition of new equipment or fixtures for the Store. In its sole discretion, Big O may waive some or all of any of its franchisees' obligations to comply with such programs.

         (f) Prior to opening, Franchisee shall provide Big O with written certificates or documentary evidence from an insurance company or companies that Franchisee has obtained the insurance coverage prescribed by Section 21;

         (g) If Franchisee maintains a customer list, such lists or parts thereof shall be disclosed to no one other than Franchisee's employees or Big O without Big O's prior written consent; and

         (h) Franchisee shall participate in and be bound by the decisions of any Local Group established and operated pursuant to standards and within the guidelines prescribed or approved by Big O. Franchisee shall not be subject to any agreement to fix prices, or allocate customers or territories which would violate any applicable laws. Nor will Franchisee be subject to any capital investment requirements or other standards which are inconsistent with this Agreement or which have not been approved or prescribed by Big O.

11. STORE MANAGEMENT

    11.01 STORE MANAGEMENT. Franchisee's Store shall only be operated by the Operator or a Manager employed by the Franchisee who has previously been approved by Big O. All initial and subsequent Operators or Managers must be approved by Big O. Big O's approval will be conditioned upon the Operator's or Manager's successful completion of any training required by Big O. Big O may waive some or all of its initial training requirements for Operators or Managers who have already received such training as a result of their affiliation with another Store or Big O franchisee. If Franchisee or Franchisee's Operator has not already successfully completed such training, he shall be required to successfully complete the training described in Section 7.01 (c) above.

    11.02 COMPLETION OF TRAINING BY OPERATOR OR MANAGER. Franchisee's Operator or Manager and such of its managerial personnel or Shareholders as are designated by Big O, shall complete, to Big O's reasonable satisfaction, any and all training programs Big O may reasonably require or provide at such time as Big O may reasonably prescribe. All expenses incurred by persons receiving such training, including, without limitation, costs of travel, room and board, as well as wages of the person(s) receiving such training shall be borne by the Franchisee except that the transportation and lodging costs for the first person receiving such training shall be paid by Big O.

    11.03 OPERATION OF STORE BY BIG O. Under the circumstances described below, upon Franchisee's request, Big O has the option, but not the duty, to replace or substitute for Franchisee's Operator, Manager, or both, its own employees or agents, to operate the Franchisee's Store for the benefit of

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Franchisee with complete discretion over all matters relating to its operation.
Franchisee shall pay Big O's then current Store management fee as well as the out-of-pocket expenses Big O incurs for travel, food and lodging in the course of providing such services. Big O may operate Franchisee's Store if:

         (a) Franchisee's Operator or Manager has failed to satisfactorily complete any training required by this Section 11; or

         (b) Franchisee's Operator or Manager becomes physically or mentally incapable of operating the Franchised Business; or

         (c) Franchisee's Operator or Manager dies and a new Operator or Manager has not completed initial training.

12. QUALITY CONTROL

    12.01 INSPECTIONS. Franchisee hereby grants to Big O and its authorized agents the right to enter the Premises during regular business hours:

         (a) To conduct inspections and, upon Big O's request, Franchisee agrees to render such assistance as may reasonably be requested and to take such steps as may be necessary immediately to correct any deficiencies in the operation of its Franchised Business pursuant to this Agreement which are detected during such an inspection; and

         (b) To remove from the Premises, certain samples of any Products and Services, supplies or goods, in amounts reasonably necessary for testing or examination by Big O or an independent laboratory, to determine whether such samples meet Big O's then current standards and specifications. Big O will grant Franchisee a credit equivalent to the cost of any approved Products and Services or supplies damaged or removed by it.

13. MANUAL; NEW PROCESSES

    13.01     MANUAL.   To protect the reputation and goodwill of the
businesses operating under the System and to maintain high standards of operation under the Licensed Marks, Franchisee shall conduct the Franchised Business strictly in accordance with the Manual, which Franchisee acknowledges belongs solely to Big O and shall be on loan from Big O during the term of this Agreement. Franchisee agrees to pay Big O up to Five Thousand Dollars ($5,000) for the failure to return the Manual known as Blue II, the Franchise Policies and Procedures Manual, any training module or any other proprietary information to Big O within five (5) days of the Expiration Date or Termination Date of this Agreement, or the date upon which controlling interest in the Franchisee, the Franchised Business or its assets is transferred. However, Big O will waive the payment if Franchisee notifies Big O that it has lost or mislaid all or part of the Manual at any time prior to six (6) months before the date upon which the Franchise is transferred, terminates, or expires.

    13.02     CONFIDENTIALITY OF INFORMATION.    Franchisee shall at all times
use its best efforts to keep Big O's Information confidential and shall limit access to the Information to employees and independent contractors of Franchisee on a need-to-know basis. Franchisee acknowledges that the unauthorized use or disclosure of Big O's Information will cause irreparable injury to Big O and that damages are not adequate remedy. Franchisee accordingly covenants that it shall not at any time, without Big O's prior written consent, disclose, use, permit the use thereof (except as may be required by applicable law or authorized by this Agreement), copy, duplicate, record, transfer, transmit, or otherwise reproduce such Information, in any form or by any means, in whole or in part, or otherwise make the same available to any unauthorized person or source. Any and all Information, knowledge, and know-how not generally known about the System and Big O's Products and Services, standards, procedures, techniques, and such

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other Information or material as Big O may designate as confidential shall be deemed confidential for purposes of this Agreement, except Information which Franchisee can demonstrate lawfully came to its attention prior to disclosure by Big O, or which legally is or has become a part of the public domain by publication or communication by others.

    13.03     REVISIONS TO MANUAL.     Franchisee understands and acknowledges
that subject to the requirements of Section 25, Big O may, from time to time, revise the contents of the Manual to implement new or different requirements for the operation of the Franchised Business, and Franchisee expressly agrees to comply with all such changed requirements which are by their terms mandatory, provided, that such requirements apply in a reasonably nondiscriminatory manner to comparable Big O franchisees. The implementation of such requirements may require the expenditure of reasonable sums of money by Franchisee. Big O will not alter the basic rights and obligations of the parties arising under this Agreement through changes to the Manual.

    13.04 IMPROVEMENTS TO SYSTEM. If Franchisee develops any concept, process, service, or improvement in the operation or promotion of the Store, Big O may itself use or disclose it to other Big O franchisees without any obligation to compensate Franchisee therefor. If the concept, process, service, or improvement is adopted for use by the majority of Big O Stores, such concept, process, service, or improvement shall become the property of Big O and Big O may itself use or disclose it to other Big O franchisees without any obligation to compensate Franchisee therefor.

14. PRODUCTS AND SERVICES

    14.01     PRODUCTS AND SERVICES.   Franchisee acknowledges that its
principal interest in acquiring a Big O Franchise is to sell Big O private brand tires and related merchandise and benefit from Big O's Products and Services selection, purchasing programs including programs for the purchase of major brand tires, and marketing expertise. The consuming public expects Big O Stores to offer the full line of Big O Products and Services and advertised warranty services. Accordingly, Franchisee shall at all times have in stock on the Premises a complete representative line of Big O private brand tires, shock absorbers, related merchandise, and other Products and Services in such quantities as Big O may prescribe from time to time.

    14.02 APPROVAL OF PRODUCTS AND SERVICES. Prior to commencing business at the Premises, Franchisee shall stock the Store with Products and Services and supplies of such variety and in such amounts as Big O may select. Franchisee may not sell any product or service which has not been selected, manufactured, or approved by Big O. Big O is not obliged to approve any product, service, or merchandise selected by the Franchisee. Big O will exercise its right of approval of suppliers selected by the Franchisee which are not at the time approved by Big O for use by the Franchisee in accordance with the following procedure:

         (a) The Franchisee must submit a written request to Big O for approval of the supplier;

         (b) The Franchisee must demonstrate to Big O the existence of a need for the product;

         (c) The supplier must demonstrate to Big O's reasonable satisfaction, that it is able to supply a commodity to the Franchisee meeting Big O's specifications for such commodity and that it is able to do so on a timely basis;

         (d) The supplier must demonstrate to Big O's reasonable satisfaction that the supplier is of good standing in the business community with respect to its financial soundness and reliability of its product and service;

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         (e)  The supplier must agree to indemnify and hold Big O and the
    Franchisee harmless from and against any claim or liability by reason of the supplier's products, including without limitation, defects in materials and workmanship and supplier must provide to Big O certificates or other evidences of insurance coverage with coverage limits sufficient to cover the risks and an endorsement reflecting that Big O and Franchisee are named as additional insureds under the supplier's insurance policies; and

         (f) Big O must be reasonably satisfied that the commodity is priced competitively.

Big O's current practice is to notify the Franchisee of its approval or disapproval in writing as soon as practicable.

    14.03     INVENTORY.     Franchisee shall at all times maintain an
inventory of Products and Services in such amounts and of such variety as Big O may reasonably require, and shall offer all services which Big O may require.

    14.04     WARRANTIES AND GUARANTIES.    Franchisee agrees to issue and
honor warranties and guarantees written on certain Products and Services sold to consumers in accordance with the terms and procedures prescribed in the Manual. Any such warranty or guaranty will be offered through all Big O Tire Stores on a nondiscriminatory basis. Only warranties or guarantees sponsored or approved by Big O may be offered or honored by Franchisee (other than those required by law). Franchisee and Big O shall only honor warranties and guaranties on Products and Services which have been sold to and returned by consumers in accordance with the terms and procedures prescribed in the Manual. Franchisee acknowledges that it will honor any and all warranties and guarantees sponsored or approved by Big O, regardless of where or by whom they were issued. Franchisee shall make no charge to a customer for honoring such a warranty or guaranty unless the charge is permitted by the express terms of the warranty or guaranty or the then current Manual. Big O agrees not to change or revoke any warranty or guaranty without giving Franchisee at least thirty (30) days prior written notice. Warranties or guarantees issued prior to any such revocation or modification shall be honored according to their terms as interpreted in the Manual.

    14.05 OPEN ACCOUNT FINANCING. In its sole discretion, Big O may provide Franchisee with open account financing for some or all of the Products and Services it sells Franchisee. Whether or not such credit is offered, Franchisee will be required to execute a security agreement and comply with all other requirements of Big O to secure Franchisee's obligations to Big O under the Franchise Agreement and perfect its security interest therein. If such credit is offered, Franchisee will be required to execute a credit agreement and security agreement and comply with all other requirements of Big O to secure such payments and perfect its security interest therein. Franchisee's failure to comply with any credit terms set forth above shall constitute an event of default of this Agreement.

15. ADVERTISING, MARKETING AND PROMOTIONAL PLANS

    15.01 INITIAL ADVERTISING. Recognizing the value of standardized Advertising programs to the furtherance of the goodwill and public image of the Big O System, the parties agree that within the first year of business, Franchisee is required to spend on Initial Advertising, in addition to the required four percent (4%), the amount specified on the Summary Pages. The exact amount to be spent on Initial Advertising shall be determined by the Franchisee's Local Group and will depend, in part, on Big O's then current presence in the market place, reputation and name recognition. The amount and manner of the Initial Advertising must be approved in advance by Big O. If no Local Group exists for the region where Franchisee's Store is located, then the amount of the Initial Advertising shall be agreed upon by Big O and Franchisee.

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    15.02     NATIONAL ADVERTISING FUND.    Big O has established a National
Advertising Fund which Big O, in its sole discretion, may decide to terminate at any time. If Big O does terminate the National Advertising Fund, Big O, in its sole discretion, may re-establish it at any time. Big O shall notify Franchisee as to the manner in which it shall function and the amount of contribution required of Franchisee.

         (a) Not later than the Due Date, Big O or its designee must have received from Franchisee such amount as Big O shall designate, but not more than one percent (1%) of its previous month's Gross Sales, as a contribution to the National Advertising Fund which shall be maintained or approved by Big O for Big O National Advertising. Big O shall limit any increase in Franchisee's contribution to the National Advertising Fund from any amount then currently being charged to one-tenth of one percent (0.1%) in any twelve (12) consecutive month period and an additional one-tenth of one percent (0.1%) for each twelve (12) consecutive months thereafter until the one percent (1%) limitation is reached. Such incremental increases shall not be cumulative so that if Big O fails to adopt an additional incremental increase after any twelve (12) consecutive month period, the next one-tenth of one percent (0.1%) incremental increase will not accrue until actually adopted by Big O and shall constitute the maximum for the next consecutive twelve (12) months; provided, however, in the event Big O shall determine, in its sole judgment and discretion, that a special advertising circumstance or opportunity is available to Big O and/or its franchisees, Big O may propose to the Dealer Planning Board a greater increase during any consecutive twelve (12) month period (up to one percent (1%) limit), and if a majority of the members of the Dealer Planning Board agree to such increase, it shall be implemented by Big O, not withstanding Big O's limitation as to the phasing in of any increases.

         (b) Big O shall, following consultation with the Dealer Planning Board, direct all National Advertising which is provided through the National Advertising Fund with sole discretion over the concepts, materials, and media used therein. All National Advertising Fund contributions paid by Franchisee and other similarly situated Big O System franchisees to Big O shall be part of the National Advertising Fund.

         (c) Franchisee understands and acknowledges that the National Advertising Fund is intended to maximize general public recognition and acceptance of the Licensed Marks for the benefit of the System as a whole and that Big O undertakes no obligation in administering the National Advertising Fund to insure that any particular franchisee benefits directly or pro rata from the national Advertising. Franchisee agrees that the National Advertising Fund may otherwise be used to meet any and all costs incident to such Advertising; provided that no part thereof shall be used by Big O to defray its general operating expenses other than (i) those reasonably allocable to such Advertising, or (ii) other activities reasonably related to the administration or direction of the National Advertising Fund and its related programs. No refund of contributions to the National Fund shall be due Franchisee upon termination or nonrenewal of this Agreement.

         (d) Any part of the National Advertising Fund contributions paid to Big O, but not spent by Big O during Big O's fiscal year, which Big O may change in its sole discretion, shall remain in the National Advertising Fund. Any taxes imposed on the National Advertising Fund shall be paid from the National Advertising Fund.

         (e) The Dealer Planning Board shall have the right to review all expenditures of the National Advertising Fund on a regular basis.

    15.03     LOCAL FUND.    Franchisee shall also contribute by the Due Date a
minimum of four percent (4%) of its Store's Gross Sales for the previous month either to Big O or, if a Local Fund has been established in Franchisee's marketing area, to the Local Fund formed for the purpose of local advertising and operated pursuant to such structure and guidelines as Big O may prescribe or approve. Franchisee agrees to be bound by the decisions of either Big O or its Local Group, if one has been established in Franchisee's marketing area, pertaining to Local Advertising, provided such decisions have been approved by Big O and do not violate any applicable laws. From time to time, the Local Group may agree to increase the amount Franchisee is required to spend for Advertising, but subject to the terms of certain documents already effective on this Agreement's Effective Date, not by more than one percent (1%) of Franchisee's Gross Sales on an annual basis.

    15.04 APPROVAL OF ADVERTISING. Franchisee or the Local Group shall submit (through the mail, return receipt requested) to Big O for its prior written approval (except with respect to prices to be charged), samples of all marketing materials and advertising to be used by Franchisee that have not been prepared or previously approved in all respects by Big O or its designated agents. Franchisee shall submit tear sheets, receipts, and other evidence of such Advertising in the manner prescribed by Big O. Franchisee will not be required to submit to Big O copies of any proposed Advertising which has been adopted for use by the Local Group and which was previously approved by Big O for use by the Local Group.

16. STATEMENTS AND RECORDS

    16.01 INVOICES. Every sale of Products and Services from the Franchisee's Store shall be accurately recorded on a consecutively numbered invoice or in such other format as Big O may approve. All invoices, whether voided or used, shall be accounted for by Franchisee.

    16.02     AUDIT.    Throughout the term of this Agreement and for two (2)
years thereafter, Franchisee shall maintain for not less than three (3) years original, full, and complete records, accounts, books, data, licenses, and contracts which shall accurately reflect all particulars relating to the Franchised Business and such other statistical and other information or records as Big O may require. Big O or its designated agent shall have the right to examine and audit such records, accounts, books, and data during regular business hours or at reasonable times. If any such examination or audit discloses that Franchisee has understated its Store's Gross Sales by more than two percent (2%), Franchisee shall be obliged to reimburse Big O for the cost and expense of such examination or audit. If Franchisee has understated any amount due Big O or any Local Group or Local Fund, it shall tender payment of the amount due not later than ten (10) days following receipt of the auditor's report, plus interest calculated at a rate which is the lower of eighteen percent (18%) per annum or the highest rate permitted by law. If Franchisee has overpaid Big O or such Local Group or Local Fund, such amount will be credited to Franchisee against monthly royalty fees or advertising contributions due to Big O, the Local Group or the Local Fund beginning with the month following receipt of the auditor's report and continuing until the credit is exhausted.

    16.03     MONTHLY REPORTS.    No later than the Due Date, Franchisee shall
mail to Big O all payments of royalty fees and advertising contributions and monthly reports due Big O on forms prescribed by Big O, stating the fees or contributions due to Big O which were incurred during the preceding month as specified from time to time by Big O, the Gross Sales at the Premises for the prior month, copies of all sales tax receipts or returns and such other information as Big O may require, all signed and certified as true and correct by Franchisee or Franchisee's Operator. Big O reserves the right to require such reporting to be performed and submitted to Big O electronically.

    16.04     FINANCIAL STATEMENTS.    Franchisee shall deliver to Big O, no
later than sixty (60) days from the end of each of Franchisee's fiscal quarters, an unaudited profit and loss statement covering the Franchised Business for such quarter and a balance sheet of the Franchised Business as of the end of such quarter, all of which shall be certified by Franchisee as true and correct. All such statements shall be prepared in a format which has been prescribed or approved by Big O. In addition, Franchisee, as well as any guarantor(s) of this Agreement, shall, within thirty (30) days after request from Big O, deliver to

Big O a financial statement, certified as correct and current, in a form which is satisfactory to Big O and which fairly represents the total assets and liabilities of Franchisee and any such guarantor(s).

    16.05 MANAGEMENT SYSTEM. Big O has authorized Local Groups to recommend to Big O that certain Management Systems be obtained and used by all their member franchisees. If Franchisee's Local Group persuades Big O that the acquisition of a Management System by all its member Franchisees is necessary to the efficient functioning of a program which is consistent with the Big O System, Franchisee shall, at its sole expense acquire such Management System and place it in service within such time periods as are recommended by the Local Group and approved by Big O. Once a particular Management System or accounting software has been adopted by a Local Group pursuant to the criteria described herein, Franchisee may utilize a different Management System at Franchisee's Store only with Big O's prior written approval.

    16.06 RETAIL ACCOUNTING CORPORATION. Big O recommends the Franchisee use some or all of the services provided by a Retail Accounting Corporation operating within the Franchisee's marketing area.

17. COVENANTS

    17.01     NONCOMPETITION DURING TERM.   Except for any businesses already
operating and identified on the Summary Pages, during the term of this Agreement, Franchisee and any guarantor(s) hereof covenant, individually, not to engage in or open any business, other than as a Franchisee of the Big O System, which offers or sells tires, wheels, shock absorbers, automotive services, or other products or services which compete with Big O Products and Services. The purpose of this covenant is to encourage Franchisee and any guarantor(s) hereof to use their best efforts to promote the Big O System, its Products and Services, to protect its Information and trade secrets, and to generate a successful business at the Store.

    17.02     CONFIDENTIALITY.    During the term of this Agreement and
thereafter, Franchisee covenants not to communicate directly or indirectly, divulge to or use for its benefit or the benefit of any other person or legal entity, any trade secrets which are proprietary to Big O or any Information, knowledge, or know-how deemed confidential under Section 13 hereof, except as permitted by Big O. The protection granted hereunder shall be in addition to and not in lieu of all other protections for such trade secrets and confidential Information as may otherwise be afforded in law or in equity.

    17.03     NO INTERFERENCE WITH BUSINESS.     Franchisee agrees that during
the term of this Agreement that it shall not divert or attempt to divert any business of or any actual customers of the Big O System to any competitive business, by direct or indirect inducement or otherwise.

    17.04     POST TERMINATION COVENANT NOT TO COMPETE.    If Franchisee
terminates this Agreement other than in a manner prescribed by Section 19.03 or if this Agreement is terminated for "good cause" as defined in Section 19.01, Franchisee and its guarantors covenant that they shall not directly or indirectly, for a period of two (2) years after the Termination Date of this Agreement, engage in any business, other than as a Franchisee of the Big O System, which offers or sells tires, wheels, shock absorbers, automotive services, or other products or services which compete with Big O Products and Services within a ten (10) mile radius of the Premises or within a ten (10) mile radius of any other Big O Store which was operational or under construction on the Termination Date.

If a former Franchisee or guarantor commits a breach of this Section 17.04, the two year period shall start on the date that the former Franchisee or guarantor is enjoined from competing or stops competing, whichever is later.

    17.05     SURVIVABILITY OF COVENANTS.   The parties agree that each of the
foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion

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of a covenant in this Section 17 is held unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Big O is a party, Franchisee expressly agrees to be bound by any lesser covenant imposing the maximum duty permitted by law that is subsumed within the terms of the covenant, as if the resulting covenant were separately stated in and made a part of this Section 17. Franchisee further expressly agrees that the existence of any claim it may have against Big O, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Big O of the covenants in this Section 17. The covenants in this Section 17 shall survive the Termination Date or Expiration Date of this Agreement.

    17.06     MODIFICATION OF COVENANTS.    Franchisee understands and
acknowledges that Big O shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Section 17 or any portion hereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof; and Franchisee agrees that it shall comply immediately with any covenant as so modified.

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18. TRANSFER AND ASSIGNMENT

    18.01 ASSIGNMENT BY BIG O. This Agreement and all rights and duties hereunder may be freely assigned or transferred by Big O and shall be binding upon and inure to the benefit of Big O's successors and assigns.

    18.02 RIGHT OF FIRST REFUSAL. Because Big O or someone known to Big O may be interested in purchasing Franchisee's Franchised Business, the Premises, or an interest in either, if Franchisee decides to make a Transfer, Franchisee agrees to offer in writing to make the Transfer to Big O, and describe the terms under which Franchisee offers to make such a Transfer. If Big O has not offered to purchase what the Franchisee has offered to Transfer to Big O within thirty
(30) days after Big O receives the notice from Franchisee, Franchisee may then offer to make the Transfer to third parties on the same or not more favorable terms and conditions as were offered to Big O. If Franchisee does not consummate the Transfer within six months after Franchisee gives notice of the Transfer to Big O, Franchisee shall not make the Transfer without again first offering to make the Transfer to Big O.

    18.03 TRANSFER LEGEND. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Big O has granted the Franchise in reliance on Franchisee's personal background, business skills, experience, and financial capacity. It is important to Big O that Franchisee be known to Big O and always meet Big O's standards and requirements. Accordingly, neither Franchisee nor any Shareholder shall be permitted or have the power, without the prior written consent of Big O, to make a Transfer. To assure compliance by Franchisee with the transfer restrictions contained in this Section 18, all share or stock certificates of Franchisee shall at all times contain a legend sufficient under applicable law to constitute notice of the restrictions on such stock contained in this Agreement and to allow such restrictions to be enforceable. Such legend shall appear in substantially the following form:

              "The sale, transfer, pledge, or hypothecation of this stock is restricted pursuant to the terms of Section 18 of a Franchise Agreement dated ___________________ between Big O Tires, Inc, and the issuer of these shares."

Any Transfer which does not comply with the terms of this Section 18 shall be null and void.

    18.04 PRE-CONDITIONS TO FRANCHISEE'S ASSIGNMENT. If Franchisee or any Shareholder desires to make a Transfer, such person or entity must comply with the following terms, conditions, and procedures to effectuate a valid Transfer:

              (a) If any proposed assignment of any rights under this Agreement, or if any other Transfer which, when aggregated with all previous Transfers, would in the reasonable opinion of Big O, result in the transfer of effective control over the ownership and/or operation of the Premises or Franchisee or the Franchised Business:

                  (i) The transferee must apply for a Big O franchise and must meet all of Big O's then current standards and requirements for becoming a Big O franchisee (which standards and requirements need not be written); and

                 (ii) The transferee shall execute the then current form of Franchise Agreement generally issued by Big O with respect to comparable Big O franchisees. Such agreement shall generally provide for a new term equal to the term of the standard Big O franchise agreement then being offered, and may include, without limitation, different fee structures, modified Trade Areas and/or increased fees;


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              (b)  Regardless of the degree of control which would be affected by a proposed Transfer:

                  (i) Franchisee shall first notify Big O in writing of any bona fide proposed Transfer and set forth a complete description of all terms and fees of the proposed Transfer in the manner prescribed by Big O, including the prospective transferee's name, address, financial qualifications, and previous five (5) years business experience;

                 (ii) Big O or its assignee may, within thirty (30) days after receipt of such notice, exercise the Option to purchase the interest being offered by Franchisee or any Shareholder;

                (iii) If Big O or its assignee fails to exercise the Option to purchase the interest, Big O shall, within thirty (30) days after receipt of the notice of the Option, notify Franchisee in writing of its approval or disapproval of the prospective transferee.
              Big O's approval will be granted only if the prospective transferee, its Shareholders, partners, and/or Operator: meets Big O's then current standards for new franchisees, which standards need not be in writing; demonstrates to Big O's satisfaction that it or its Operator meets Big O's managerial, business, and technical standards; possesses a good moral character, business reputation, and satisfactory credit rating; and has the aptitude, ability, and financial capacity to operate the Franchised Business (as may be evidenced by prior related business experience or otherwise). Big O reserves the right to disallow a transfer of the Premises (without a transfer of the Franchised Business) to a person which would operate a business from the Premises which sells or offers for sale products or services which are the same as or similar to those offered for sale through the Franchised Business;

                 (iv) If Big O approves the proposed transferee, Franchisee or the Shareholder may transfer the interest to the proposed transferee at a price and under terms and conditions which are not more favorable than the terms offered to Big O. Big O's approval is conditioned upon the proposed transferee or its Operator having completed (to the satisfaction of Big O) the training program then currently required of Big O franchisees or Operators;

                  (v) Prior to the consummation of any such Transfer, Franchisee shall pay all amounts due to Big O and cure all other breaches of this Agreement and any other agreement or loan document it may have with Big O;

                 (vi) Big O will, as a condition of any Transfer involving a change in control of Franchisee, the Store or its Assets, require Franchisee or Transferee to pay a transfer fee (but no initial franchise fee) to reimburse Big O for any expenses which may be incurred in its review, analysis, and preparation of any documentation relating to the Transfer, including legal and accounting fees, and additional assistance as may be requested by the Franchisee related to the Franchisee's resale of the Store. The transfer fee will be $1,500. In additional, if the Transferee requires training, the Franchisee or Transferee will also be charged a training fee of $3,000. Big O shall be the sole arbiter of whether a change of control occurred as a result of a single Transfer or a group of Transfers;

              For any transfer of less than fifty percent (50%) of Franchisee's ownership, Big O will, as a condition of any Transfer involving less than fifty percent (50%) of Franchisee's ownership in the Franchise, the store or its assets, require the Franchisee or the transferee to pay a transfer fee (but no initial franchise fee) to reimburse Big O for any


                                        - 17 -

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              expenses which may be incurred in its review, analysis and preparation of any documentation relating to the Transfer, including legal and accounting fees and additional assistance as may be requested by the Franchisee related to the resale of the Store. The transfer fee will be $500. Big O shall be the sole arbiter of whether a change of control will occur as a result of a single Transfer or a group of Transfers.

                (vii) Big O may require any transferor of any partnership interest, shares of stock, or any other interest of any kind or nature in Franchisee to guarantee the obligations of Transferee under this Agreement or under any new Franchise Agreement entered into between transferee and Big O;

               (viii) Prior to approving a Transfer of the controlling interest in Franchisee, the Franchised Business, or the Premises, Big O may inspect Franchisee's Store and as a result of such inspection, Big O may prepare a "Punch List" setting forth the necessary repairs, maintenance, or other upgrading of the Store which will become a condition of Big O's approval of the Transfer; and

                 (ix) If the Franchisee acquired its interest in the Franchise as a Pioneer, Converter, or pursuant to a Development Agreement or Manager Incentive Contract, and the Franchisee makes a Transfer of its interest within two (2) years of the Effective Date of this Agreement, the Franchisee must pay Big O as a condition of such Transfer the difference between the initial franchise fee paid by Franchisee and twenty-one thousand dollars ($21,000.00), the standard initial franchisee fee charged by Big O for new franchises when Franchisee executed this Agreement.

                  (x) Franchisee shall comply with all other applicable transfer requirements as designated in the Manual or otherwise in writing.

    18.05  DEATH OF FRANCHISEE.  Notwithstanding any other provision in this
Section 18, if a Survivor desires to acquire or retain the interest of a decedent of a Franchisee or in a Franchisee and continues to operate the Franchised Business pursuant to the System, the Survivor may do so under the terms of this Agreement subject only to:

              (a) The Survivor's execution and delivery to Big O of a written agreement to be bound:

                  (i)  By the terms of this Agreement;  and

                 (ii)  By the terms of any guaranty of this Agreement;

              (b) Satisfactory completion of initial training by the Survivor, Survivor's Operator, or Manager and such other managerial personnel as Big O may designate within the time periods prescribed by Big O; and

              (c) The Survivor's payment of all travel, lodging, food, and similar expenses incurred by it or its Operator or managerial personnel in attending the training prescribed by Section 11.02. If the Survivor does not desire to acquire or retain such interest, then the Survivor shall have a reasonable period of time, but no more than six (6) months, to make a Transfer to a transferee acceptable to Big O subject to compliance with the procedures set forth in this Section 18, provided, the Survivor throughout such period fulfills all duties of Franchisee under this Agreement.


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    18.06  NO WAIVER.  Big O's consent to a Transfer hereunder shall not constitute a waiver of any claims Big O may have against Franchisee or the transferring party or Big O's right to demand exact compliance with any provision of this Agreement.

    18.07 EXCEPTED TRANSFERS. The provisions of Section 18.02 and 18.04(b)(ii) shall not apply to: (a) any Transfer to a spouse, parent, child, or sibling of Franchisee or any Shareholder; (b) a Transfer to Franchisee's Operator or Manager pursuant to the terms of a Manager Incentive Contract which complies in all respects with the standards approved or prescribed by Big O; or
(c) a Transfer to a spouse, parent, child, or sibling of Franchisee or any Shareholder which, in the aggregate, amounts to a Transfer of less than a controlling interest in Franchisee, the Franchised Business, or the Premises.

19. DEFAULT AND TERMINATION

    19.01 TERMINATION BY BIG O. Big O may terminate this Agreement for good cause, without prejudice to the enforcement of any legal or equitable right or remedy, immediately upon giving written notice of such termination and the reason or cause for the termination, and, except as hereinafter provided, without providing Franchisee an opportunity to cure the default. Without in any way limiting the generality of the meaning of the term "good cause", the following occurrences shall constitute sufficient basis for Big O to terminate the Agreement:

              (a) If Franchisee fails to pay any financial obligation pursuant to this Agreement including, but not limited to, payments to Big O or any other supplier for Products and Services, and fails to cure such failure to pay within five (5) days after Big O gives Franchisee a written notice of default;

              (b) If Franchisee fails to perform or breaches any covenant, obligation, term, condition, warranty, or certification herein and fails to cure such non-compliance within thirty (30) days after Big O gives Franchisee written notice of default;

              (c) If Franchisee fails to open the Store and commence business within eighteen (18) months of the Effective Date of this Agreement, or if Franchisee fails to commence business on such other Commencement Date as the parties hereto may have agreed;

              (d) If Franchisee makes, or has made, any materially false statement or report to Big O in connection with this Agreement or the application therefor;

              (e) If Franchisee operates the Franchised Business in a manner contrary to or inconsistent with the Licensed Marks or as specified by Big O in the Manual, and Franchisee fails to cure such deficiency within thirty
    (30) days after Big O gives a written notice of default;

              (f) If Franchisee, a Shareholder, guarantor, or transferee violates any transfer and assignment provision contained in Section 18 of this Agreement;

              (g) If Franchisee receives from Big O more than three (3) valid notices of default of this Agreement in the same twelve (12) month period, regardless of whether previous defaults have been cured;

              (h) If Franchisee fails to operate or keep the Franchised Business open for more than five (5) consecutive business days without Big O's express written approval, or if Franchisee ceases to operate all or any part of the Franchised Business conducted under this Agreement or defaults under any loan, lending agreement, mortgage, deed of trust or lease with any party covering the Premises, and such party treats such act or omission as a default, and Franchisee

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    fails to cure such default to the satisfaction of such party within any applicable cure period granted Franchisee by such party;

              (i) If Franchisee or any person owning an interest in Franchisee is convicted of any felony or crime of moral turpitude regardless of the nature thereof, or any other crime or offense relating to the operation of the Franchised Business, or if Franchisee engages in any conduct which reflects materially and unfavorably upon the operation of the Franchised Business;

              (j) If Franchisee becomes insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee, or such a petition is filed against and consented to by Franchisee, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, other than as described in Section 18.05, is appointed;

              (k) If Franchisee or any guarantor(s) hereof defaults in any other agreement or loan document with Big O or if Franchisee defaults under the terms of any lease of the Premises or if Franchisee fails to comply with the requirements of any Local Group operating pursuant to standards prescribed or approved by Big O including, but not limited to, any requirement to pay dues or make advertising contributions, and such default is not cured in accordance with the terms of such other agreement, loan document, or lease, or the by-laws of the Local Group;

              (l) If Franchisee fails, for a period of ten (10) days after notification of non-compliance, to comply with any law or regulation applicable to the operation of the Franchised Business;

              (m) If Franchisee sells, offers for sale, or gives away at the Premises any products or services which have not been previously approved by Big O in writing, or which have been subsequently disapproved;

              (n) If Franchisee shall have understated its Gross Sales to Big O by more than two percent (2%) on two (2) or more occasions; or

              (o) If a court of competent jurisdiction or an arbitration tribunal in a final and unappealed judgment determines that any significant amount of the payments or compensation which Franchisee has agreed to pay Big O pursuant to the terms hereof is unlawful, or that all or a significant part of Franchisee's payment obligations hereunder are void or voidable by Franchisee.

    If a different notice or cure period or good cause standard is prescribed by applicable law, it shall apply to a termination of the Franchise Agreement.

    REMEDIES TO BIG O. If the Franchisee is in default and has failed to cure such default in a manner prescribed by the Franchise Agreement, in addition to the rights Big O has to terminate the agreement, the Franchisee agrees to pay to Big O, among the many remedies available to Big O, royalties and any lost gross profits.

    19.02 GOVERNING STATE LAW. If a different notice or cure period or good cause standard is prescribed by applicable law, it shall apply to a termination of this Agreement.

    19.03 TERMINATION BY FRANCHISEE. Franchisee may only terminate this Agreement if Big O has committed a material breach of any of Big O's obligations under this Agreement and has failed to cure such breach within thirty (30) days after Franchisee has given written notice to Big O of such breach.

    19.04 FORCE MAJEURE. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be in default hereunder by reason of its delay in performance of, or failure to perform, any of its obligations hereunder, if such delay or failure is caused by:

              (a)  strikes or other labor disturbance;

              (b) acts of God, or the public enemy, riots or other civil disturbances, fire, or flood;

              (c)  interference by civil or military authorities;

              (d) compliance with governmental laws, rules, or regulations which were not in effect and could not be reasonably anticipated as of the date of this Agreement;

              (e) delays in transportation, failure of delivery by suppliers, or inability to secure necessary governmental priorities for materials; or

              (f) any other fault beyond its control or without its fault or negligence. In any such event, the time required for performance of such obligation shall be the duration of the unavoidable delay.

20. POST TERMINATION OBLIGATIONS

    20.01 POST-TERMINATION OBLIGATIONS. Upon the expiration or termination of this Agreement by any means or for any reason, Franchisee shall immediately:

              (a) Cease to be a Franchisee of Big O and cease to operate the former Franchised Business under the Big O System. Franchisee shall not thereafter, directly or indirectly, represent to the public that the former Franchised Business is or was operated or in any way connected with the Big O System or hold itself out as a present or former Franchisee of Big O;

              (b) Pay all sums owing to Big O. Upon termination for any default by Franchisee, such sums shall include actual and consequential damages, costs, and expenses incurred by Big O as a result of the default;

              (c) Return to Big O the (i) Manual known as Blue II, Franchise Policies and Procedures Manual, any training modules or other proprietary information and supplements thereto and all trade secrets and confidential materials owned or licensed by Big O and all copies thereof other than Franchisee's copy of the Franchise Agreement, copies of any correspondence between the parties, and any other document which Franchisee reasonably needs for compliance with any applicable law; (ii) return or discontinue use of all forms, advertising matter, marks, devises, insignias, slogans, designs, signs, any computer systems and/or software; and (iii) discontinue the use of all copyrights, Licensed Marks, trade names and patents now or hereafter applied for or granted in connection with the operation of the Franchise.

              (d) Provide Big O, upon its request, with a complete list of any outstanding obligations Franchisee may have to any third parties including outstanding customer orders. Big O shall have the right, but not the obligation, to fill any such outstanding customer orders generated by Franchisee and in such event, Franchisee shall immediately reimburse Big O for any costs or expenses incurred by Big O in doing so. In addition, Big O shall have the right to cancel any orders placed by Franchisee for which delivery has not been made;

              (e) Take such action as may be required by Big O to transfer and assign to Big O or its designee all telephone numbers, white and yellow page telephone references and advertisements, and all trade and similar name registrations and business licenses, and to cancel any interest which Franchisee may have in the same. The Franchisor is hereby appointed as the Franchisee's attorney-in-fact for such purpose and such power, being coupled with an interest, shall be irrevocable;

              (f) Cease to use in Advertising, or in any manner whatsoever, any methods, procedures, or techniques associated with the Big O System in which Big O has a proprietary right, title, or interest; cease to use the Licensed Marks, and any other marks and indicia of operation associated with the Big O System and remove or change all Trade Dress, Products and Services, and other indicia of operation under the Big O System from the Premises, at Franchisee's expense and in a manner satisfactory to Big O. Unless otherwise approved in writing by Big O, Franchisee shall return to Big O all copies of materials bearing the Licensed Marks; and

              (g) If during the term of Franchisee's Franchise Agreement, the Franchisee has made available to its customers, the ability to purchase Products and Services from Franchisee's Store by the use of the Big O credit card with American General Finance, upon termination the Franchisee shall cease accepting such card from any future customers.

              (h) Franchisee shall immediately make available to Big O all customer lists as such was developed while a Franchisee.

              (i) Strictly comply with all other provisions of this Agreement pertaining to post-termination obligations, including, without limitation, those contained in Sections 13 and 17.

              (j) Any tire adjustments existing as of the Termination Date shall be referred to other existing LSCs, RSCs or other Stores for processing. Franchisee shall receive no allowance for tire adjustments upon termination.


    20.02 RIGHT TO REPURCHASE. Big O shall have the right, but not the obligation, to purchase:

              (a) Some or all of the Products and Services and supplies at the Store and the equipment, furnishings, fixtures, or signs at the Premises which bear the Licensed Marks for a mutually agreed upon price within thirty (30) days of the Termination Date or the Expiration Date.

              (b) If Big O elects to exercise such a right, it may offset the purchase price against any other amounts owed by Franchisee to Big O pursuant to this or any agreement or loan document. Before exercising any such rights, Big O shall have the right to enter upon the Premises during reasonable hours to take an inventory of the Franchised Business.

    20.03 RIGHT OF FIRST REFUSAL. Upon receipt by Franchisee of an offer to purchase Franchisee's Products and Services, equipment, supplies, fixtures or signs at the Premises, Franchisee hereby grants Big O a right of first refusal to purchase any of such items by matching the bona fide monetary purchase price and payment schedule terms, less any brokerage commission without having to match any other non-monetary terms of the proposed purchase by Franchisee's buyer(s). Franchisee must give Big O written notice of any such bona fide offer. If within thirty (30) days after receipt of such notice, Big O has neither exercised its right of first refusal nor notified Franchisee of its rejection thereof, Franchisee may sell such items as were covered by the offer at the expiration of the thirty (30) day period.

    20.04 DE-IDENTIFICATION OF ASSETS UPON SALE. If Big O determines not to exercise its option to repurchase any such items, Franchisee may continue to sell its remaining Products and Services, equipment, supplies, and fixtures, but may not identify itself as a Big O Franchisee. Franchisee shall otherwise abide by the terms of this Section 20.

21. INSURANCE

    21.01 INSURANCE COVERAGE. Franchisee shall, at its expense and no later than upon the Commencement Date, procure and maintain in full force and effect throughout the term of this Agreement either the approved Big O Dealers National Insurance Program ("Program") then in effect or the types of insurance enumerated in this Agreement, which shall be in such coverages, limits and amounts as may from time to time be required by Big O, and which shall designate Big O, its directors, officers, employees, agents and other Big O designees as
additional named insured(s).   Unless otherwise agreed to by Big O, Franchisee
shall procure and maintain whichever limits and coverages are greater in a comparison of the insurance enumerated in the Manual and the insurance enumerated in the Program. If the Franchisee chooses not to procure insurance pursuant to the Program, Franchisee shall procure the following insurance coverages, limits and amounts:

              (a) Workers' Compensation insurance with statutory limits for Coverage A as prescribed by the statutes of the state of the Franchised Business; including Coverage B, Employers Liability, with limits not less than or equivalent to $500,000 each person, $500,000 each occurrence, and $500,000 annual aggregate;

              (b) Comprehensive or Commercial General Liability insurance covering all operations and premises of the Franchised Business, including but not limited to Product Liability, Completed Operations Liability, Personal Injury Protection, Advertisers Liability, Fire Legal Liability, Medical Payments, and Contractual Liability, with limits not less than the equivalent of $2,000,000 per occurrence combined single limit for bodily injury and property damage;

              (c) Vehicular/Automobile Liability insurance, including Uninsured Motorist and Medical Payments, covering owned, non-owned, hired, leased or other vehicles associated, directly or indirectly, with the Franchised Business, with limits of not less than the equivalent of $1,000,000 per occurrence combined single limit for bodily injury and property damage;

              (d) "All Risk" Property insurance covering risk of loss to real and personal property; including but not limited to, Accounts Receivable, Valuable Papers, Glass, Signs, Employees' Tools, Loss of Rents, and other building contents - including flood and earthquake coverage if appropriate for the location of the specific Franchised Business-for repair/replacement coverage and valuation of all assets. This coverage will include Business Income/Extra Expense insurance for extra expenses incurred and/or profits lost due to a covered, "All Risk" peril (Business Interruption Valuation Worksheets will be submitted by Franchisee to Big O annually for evaluation and approval). Any coinsurance provisions should apply only to values reported and should have no adverse impact on claim settlement (an Agreed Amount Endorsement should be obtained, if possible);

              (e) Inland Marine insurance covering all signs, tools and equipment, and cargo being transported by rail, motortruck, or other common carrier conveyances where the Franchised Business has title or responsibility for transported goods, with limits of no less than $10,000 per any one conveyance;

              (f) Garage Liability and Garagekeepers Legal Liability insurance covering all vehicle storage, garage premises and other operations arising out of the Franchised Business and non-owned use and/or operation of vehicles, with Garage Liability limits of not less than the equivalent of $2,000,000 per occurrence combined single limit for bodily injury and property damage and Garagekeepers Legal Liability of not less than the equivalent of $100,000 per location;

              (g) Boiler and Machinery insurance covering all real and personal property; including, but not limited to, pressure vessels, machinery, piping, tubing and other high and low pressurized items at the Franchised Business for the repair/replacement valuation of all assets. This coverage shall include Business Income/Extra Expenses insurance for additional expenses incurred and/or profits lost;

              (h) Comprehensive Fidelity/Crime insurance covering Employee Dishonesty with limits no less than $25,000; Forgery with limits no less than $10,000; Money and Securities Inside Premises with limits no less than $10,000; and Money and Securities Outside Premises with limits no less than $10,000; and

              (i) Commercial Umbrella Liability insurance covering all underlying liability insurance coverages enumerated in this section, with no gaps between underlying and umbrella limits or coverage with excess and primary limits of no less than the equivalent of $3,000,000 per occurrence combined single limit for bodily injury and property damage.

    21.02 PROOF OF INSURANCE. Prior to the Commencement Date, Franchisee shall make timely delivery of a signed original certificate or certificates of all required insurance coverages to Big O, which shall contain the authorized agent's business name, address and phone number, together with a statement by the insurer that the policy will not be cancelled or materially changed without at least thirty (30) days prior written notice to Big O that the alteration or cancellation is being made. All insurance coverages will be underwritten by a company acceptable to Big O, with a Best's Rating of no less than "A-" or a financial statement of the insurer approved by Big O. If Franchisee fails to purchase required insurance conforming to the standards prescribed by Big O, Big O may obtain such insurance for Franchisee, and Franchisee shall pay Big O the cost of such insurance plus a ten percent (10%) administrative surcharge.

    21.03 SURVIVAL OF INDEMNIFICATION. The procurement and maintenance of the greater of the prescribed insurance coverages set forth in the Manual or those set forth in the Program shall not relieve Franchisee of any liability to Big O assumed under any indemnification requirement of this Agreement.

    If Big O deems it appropriate, the Franchisee shall, upon Big O's request, provide to Big O a true, complete certified copy of all, or a part of the Franchisee's insurance policies within 10 days of receiving such request. In addition, upon Big O's request, the Franchisee shall provide to Big O renewal certificates of insurance, or certified insurance binders, for all required coverages no fewer than 10 days before the indicated anniversary date(s) of such insurance coverages.

22. TAXES, PERMITS, AND INDEBTEDNESS

    22.01 PAYMENT OF TAXES. Franchisee shall promptly pay when due any and all federal, state, and local taxes including without limitation, unemployment and sales taxes, levied or assessed with respect to any Products and Services distributed or sold pursuant to this Agreement and all accounts or other indebtedness of every kind incurred by Franchisee in the operation of the Franchised Business.

    22.02 COMPLIANCE WITH LAWS. Franchisee shall comply with all applicable federal, state, and local laws, rules and regulations, including, without limitation, environmental laws related to tire disposal. Franchisee shall obtain any and all permits, certificates, and licenses required for the full and proper conduct of the Franchised Business.

    22.03 PAYMENT OF DEBTS. Franchisee hereby expressly covenants and agrees to accept full and sole responsibility for any and all debts and obligations incurred in the operation of the Franchised Business.

23. INDEMNIFICATION AND INDEPENDENT CONTRACTOR STATUS

    23.01 INDEMNIFICATION. Franchisee agrees to protect, defend, indemnify, and hold Big O and its affiliates, their directors, officers, shareholders, employees and agents jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses (including death) and liabilities, consequently, directly or indirectly incurred (including, without limitation, attorneys', accountants' and other related fees) as a result of, arising out of, or connected with the operation of the Franchised Business, including, without limitation, the failure of Franchisee to comply with any relevant environmental and tire disposal laws. Franchisee shall not, however, be liable for claims arising exclusively as a result of Big O's intentional or fraudulent acts or omissions or sole negligence.

    23.02 INDEPENDENT CONTRACTOR. In all dealings with third parties, including, without limitation, customers, employees, and suppliers, Franchisee shall disclose in an appropriate manner acceptable to Big O that it is an independent entity operating under a franchise granted by Big O. Franchisee shall submit all applications and enter into all contracts in its designated corporate name or such other fictitious names which have been approved by Big O, but not in the name "Big O Tires" or in any other name which includes the name "Big O". Nothing in this Agreement is intended by the parties hereto to create a fiduciary relationship between them nor to constitute Franchisee or Franchisee's employees or contractors as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of Big O for any purpose whatsoever. It is understood and agreed that Franchisee is an independent contractor and is in no way authorized to make any contract, warranty, or representation or to create or imply any obligation on behalf of Big O.


24. WRITTEN APPROVALS, WAIVERS, AND AMENDMENT

    24.01 WRITTEN APPROVAL. Whenever this Agreement requires Big O's prior approval, Franchisee shall make a timely written request. Unless a different time period is specified in this Agreement, Big O shall respond with its approval or disapproval within fifteen (15) business days.

    24.02 WAIVER. No failure of Big O to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Big O's right to demand exact compliance with any of the terms herein. A waiver or approval by Big O of any particular default by Franchisee or any other Big O franchisee or acceptance by Big O of any payments due hereunder shall not be considered a waiver or approval by Big O of any preceding or subsequent breach by Franchisee of any term, covenant, or condition of this Agreement. Big O shall not be deemed to have waived any of its rights under this Agreement, including any right to receive payment in full for any Product or Service provided, nor shall Franchisee be deemed to have been excused from performance of any of its obligations pursuant to this Agreement, unless such waiver or excuse is written and executed by an authorized representative of Big O and Franchisee.

    24.03 MODIFICATION. No amendment, change, or variance from this Agreement shall be binding upon either Big O or Franchisee except by mutual written agreement. If an amendment of this Agreement is executed at Franchisee's request, any legal fees or costs of preparation of such amendment and any amendment of a franchise registration arising in connection therewith shall be paid by Franchisee.

25. DEALER PLANNING BOARD AND BOTDA

    25.01 DEALER PLANNING BOARD. Big O has established a Dealer Planning Board ("DPB"), consisting of franchisee representatives, which is designed to assist Big O's management with strategic business plans and to advise Big O's management on issues of concern to Big O franchisees. Through a representative elected from Franchisee's Local Group, Franchisee shall be represented on the DPB.

    25.02 SPECIAL INTEREST ISSUES. Big O has granted the DPB the authority to represent the Local Groups by participating with Big O's management in making policy decisions relating to issues in which the DPB is deemed to have a special interest. The issues of "Special Interest" include:

              (a) advertising policies and the creation of a National Advertising Fund;

              (b) standards of operation; and the implementation of new programs which may require the addition of new equipment and fixtures for the store;

              (c)  selection of Products and Services offered at Big O Stores;
    and

              (d) changes in the Licensed Marks anticipated to require the majority of franchisees to expend more than five thousand dollars ($5,000.00) per Store.

    25.03 DISAPPROVAL OF MANAGEMENT PROPOSAL. With respect to those issues in which the DPB has a Special Interest, the DPB may, after consulting with the members of the Local Groups, vote to disapprove a proposal of Big O's management. If, pursuant to established procedures which have been approved by Big O, the DPB shall disapprove a proposal of Big O's management, the proposal may only become effective if, following a presentation to the Big O board of directors by a representative of the DPB, Big O's board of directors votes to adopt management's proposal.

    25.04 COMPLIANCE WITH MODIFICATION. Franchisee agrees to comply with any and all modifications to Big O's standards of operation, procedures, or other requirements adopted pursuant to the procedures described in this Section 25.

    25.05 BOTDA. Certain Franchisees have established Big O Tire Dealers of America ("BOTDA") for the purpose of promoting the common business interests of independently-owned retail dealers duly franchised by Big O. BOTDA was formed for the specific purpose of protecting and advancing common business interests of the franchisees on a united basis and all such activities relating thereto. Each independently-owned retail dealer duly franchised by Big O may elect to become a member of BOTDA. BOTDA is not an affiliate of Big O.

26. RIGHT OF OFFSET

    26.01 RIGHT OF OFFSET. Big O shall have the right at any time before or after termination of this Agreement, without notice to Franchisee, to offset any amounts or liabilities that may be owed by the Franchisee to Big O against any amounts or liabilities that may be owed by Big O to Franchisee under this Agreement or any other agreement, loan, transaction or relationship between the parties.

27. ENFORCEMENT

    27.01 DECLARATORY AND INJUNCTIVE RELIEF. Big O or its designee shall be entitled to obtain without bond, declarations, temporary and permanent injunctions, and orders of specific performance:
              (a)  To enforce the provisions of this Agreement relating to:
    (i) Franchisee's use of the Licensed Marks; (ii) the obligations of Franchisee upon termination or expiration of this Agreement; or (iii) the Transfer and Assignment requirements of Section 18; or

              (b) to prohibit any act or omission by Franchisee or its employees that: (i) constitutes a violation of any applicable law or regulation; (ii) is dishonest or misleading to prospective or current customers or clients of businesses operated under the System; (iii) constitutes a danger to other Big O franchisees, their employees, customers, clients or the public; or (iv) may impair the goodwill associated with the Licensed Marks.

    27.02 COSTS OF ENFORCEMENT. If Big O secures any declaration, injunction or order of specific performance pursuant to Section 27.01 hereof, if any provision of this Agreement is enforced at any time by Big O or if any amounts due from Franchisee to Big O are, at any time, collected by or through an attorney at law or collection agency, Franchisee shall be liable to Big O for all costs and expenses of enforcement and collection including, but not limited to, court costs and reasonable attorneys' fees, including the fair market value of any time expended by legal counsel employed by Big O.

    27.03 MEDIATION. If a dispute arises between the parties hereto, any affiliated companies thereof or any of their officers, directors, partners, joint venturers, employees, agents, representatives or those in active concert with any of such parties, relating to this Agreement or the breach thereof, the relationship of the parties or any system standards and if the dispute cannot be settled through negotiation, the parties hereto agree to first try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, or administered by such other mediation organization as the parties may select, before resorting to binding arbitration or litigation. Disputes subject to mediation shall be all controversies, claims, and matters in question, whether contractual or tort in nature, arising out of, or relating to, this Agreement or the breach of this Agreement, the relationship of the parties or any system standards except for those matters specifically excluded in Section 27.04 below. The party who seeks resolution of a controversy, claim, dispute or other matter in question shall notify the other party in writing of the existence and subject matter of such controversy, claim, dispute or other matter, and shall designate in such notice the names of three prospective mediators, each of whom shall be registered with the Denver, Colorado office of the American Arbitration Association or such other mediation organization. The party receiving notice shall select from such list one individual to act as mediator in the dispute set forth by the notifying party, or offer three additional names of prospective mediators for selection. The parties shall meet with the mediator in Denver, Colorado, within thirty (30) days after the recipient party has received notice of the dispute, and agree to utilize their best efforts and all expediency to resolve the matters in dispute. The mediation shall not continue longer than three (3) hearing days without the written approval of both parties. Neither party shall be bound by any recommendation of the mediator, however, any agreement reached during mediation shall be final and conclusive. The expense of mediation shall be shared equally by both parties.

    27.04 EXCLUDED MATTERS. Notwithstanding Section 27.03 above, matters of enforcement stipulated in Sections 27.01 and 27.02 and controversies, disputes, and matters in question regarding the Licensed Marks, the filing of any report, the payment of any fees required to be paid by Franchisee under the terms of this Agreement, any lease of real estate and/or Big O's right to terminate the Franchise granted under and pursuant to this Agreement shall be specifically excluded from the foregoing mediation procedures.

    27.05 CONFIDENTIALITY. Big O and the Franchisee each agree that the mediation process is negotiation for the purpose of compromise. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation process by any of the parties, their agents, employees, experts, and attorneys, shall be confidential. Franchisee acknowledges that Big O may require the Franchisee to execute a confidentiality agreement pertaining to the mediation process. Notwithstanding the foregoing, evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or not discoverable as a result of its use in the mediation process.

28. NOTICES

    28.01 NOTICES. Any notice required to be given hereunder shall be in writing and shall be mailed by registered or certified mail. Notices to Franchisee and Big O shall be addressed to them at their addresses as listed on the Summary Pages or to such other addresses as the parties may hereafter prescribe. A copy of each notice to Big O shall be addressed to Franchisee's designated regional

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representative.  Any notice complying with the provisions hereof shall be deemed to be given on the date of mailing.

29. GOVERNING LAW

    29.01 GOVERNING LAW. This Agreement is accepted by Big O in the State of Colorado and shall be governed by and interpreted in accordance with Colorado law, which law shall prevail in the event of any conflict of law. Big O and Franchisee consent to personal and subject matter jurisdiction and venue in Denver, Colorado.

    29.02 JURISDICTION. The parties hereto agree that it is in their best interest to resolve disputes between them in an orderly fashion and in a consistent manner. Therefore, the parties consent to the exclusive jurisdiction of either Colorado state courts or the United States Federal District Court for the District of Colorado for any litigation relating to this Agreement or the operation of the Franchised Business thereunder. Franchisor and Franchisee irrevocably constitute and appoint the persons designated on paragraphs 10 and 11 of the Summary Pages to be their true and lawful agents, to receive service of any lawful process in any civil litigation or proceeding arising under this Agreement, and service upon such agent shall have the same force and validity as if personal service had been obtained on the other party; provided that notice of service and a copy of any process served shall be sent by registered or certified mail, addressed to the other party at the address specified herein.

30. SEVERABILITY AND CONSTRUCTION

    30.01 SEVERABILITY. Subject to Section 19.01(o), should any part of this Agreement, for any reason, be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion and such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety, but shall be observed and performed by the parties to the extent such provision is valid and enforceable. The parties hereby agree that any such provision shall be deemed to be altered and amended to the extent necessary to effect such validity and enforceability.

    30.02 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

    30.03 CONSTRUCTION. The headings and captions contained herein are for the purpose of convenience and reference only and are not to be construed as part of this Agreement. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require. The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement.

31. ACKNOWLEDGEMENTS

              (a) Big O acknowledges that Franchisee's principal interest in obtaining the Franchise granted herein is to obtain Big O private brand tires and a competitive source of supply for Products and Services. Big O acknowledges its obligation to seek to attempt, with no obligation, to maintain a competitive source of supply for the benefit of its franchisees and to aid in the promotion of Big O Products and Services.

              (b) Franchisee understands and acknowledges that the business licensed under this Agreement involves business risks and that Franchisee's volume, profit, income and success is dependent primarily upon Franchisee's ability as an independent business operator.

              (c) Big O expressly disclaims the making of, and Franchisee acknowledges that it has not received from any representative of Big O, any warranty or guaranty, express or implied, as to the obligation of Big O to provide Franchisee with any specific or sufficient amount of Products and Services or as to the potential volume, profit, income or success of the Franchised Business.

              (d) Franchisee acknowledges that Big O or its agent has provided Franchisee with a Franchise Offering Circular not later than the earlier of the first personal meeting held to discuss the sale of the Franchise, ten
    (10) business days before the execution of this Agreement, or ten (10) business days before any payment of any consideration connected to the purchase of this Franchise. Franchisee further acknowledges that Franchisee has read such Franchise Offering Circular and understands its contents.

              (e) Franchisee acknowledges that Big O has provided Franchisee with a copy of this Agreement and all related documents, fully completed, for at least five (5) business days prior to Franchisee's execution hereof.

              (f) Franchisee acknowledges that Big O has advised it to consult with its own attorneys, accountants, or other advisers, that Franchisee has had ample opportunity to do so, and that the attorneys for Big O have not advised or represented Franchisee with respect to this Agreement or the relationship hereby created. The name and address of Franchisee's adviser, if any, is set forth on the Summary Pages.

              (g) Franchisee acknowledges that this Agreement, the documents referred to herein, the attachments hereto, and other agreements signed concurrently with this Agreement, if any, constitute the entire, full and complete Agreement between Big O and Franchisee concerning the subject matter hereof. This Agreement terminates and supersedes any prior agreement between the parties concerning the same subject matter, and any oral or written representations which are inconsistent with the terms of this instrument and its accompanying Franchise Offering Circular.

              (h) Franchisee acknowledges and recognizes that different terms and conditions, including different fee structure and investment requirements may pertain to different Big O franchises offered in the past, contemporaneously herewith, or in the future, and that Big O does not represent that all franchise agreements are or will be identical.

              (i) Franchisee acknowledges that except as is specifically set forth in this Agreement, it is not nor is it intended to be a third party beneficiary of this Agreement or any other agreement or contractual relationship to which Big O is a party.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to become effective on the date it is executed by the last of Franchisee or Big O.

              FRANCHISEE:

              By:
                 ----------------------------------------------------

              Date:
                   --------------------------------------------------

              Home Address:
                           ------------------------------------------


              -------------------------------------------------------

              Home Phone Number:
                                -------------------------------------

              Office Address:

                             ----------------------------------------

              -------------------------------------------------------

              Office Phone Number:
                                  -----------------------------------

              Title:
                    -------------------------------------------------

              Attest:
                     ------------------------------------------------

              Title:
                    -------------------------------------------------
                                (Affix Corporate Seal)

              FRANCHISEE:
                         --------------------------------------------

              By:
                 ----------------------------------------------------

              Date:
                   --------------------------------------------------

              Home Address:

                           ------------------------------------------


              -------------------------------------------------------

              Home Phone Number:
                                -------------------------------------

              Office Address:
                             ----------------------------------------


              -------------------------------------------------------
              Office Phone Number:
                                  -----------------------------------

              Title:
                    -------------------------------------------------

              Attest:
                     ------------------------------------------------

              Title:
                    -------------------------------------------------
                                (Affix Corporate Seal)

              BIG O TIRES, INC.

              By:
                 ----------------------------------------------------

              Date:
                   --------------------------------------------------

              Title:
                    -------------------------------------------------

              Attest:
                     ------------------------------------------------

              Title:
                    -------------------------------------------------
                                 (Affix Corporate Seal)

                                      SCHEDULE 1
                                          TO
                                 FRANCHISE AGREEMENT
                            BETWEEN BIG O TIRES, INC. AND
       ------------------------------------------------------------------------


1. The Premises of referred to in Section 2.01 of the Franchise Agreement shall be:
    ----------------------------------------------------------------------
    ----------------------------------------------------------------------.


2.  Legal Description of Premises:
                                  ----------------------------------------
    ---------------------------------------------------------------------.

3. Names(s) and address(es) of holder(s) of record fee title to Premises (the landlord):

         Name:
              ------------------------------------------------------------

         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------


         Name:
              ------------------------------------------------------------

         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------




         Name:
              ------------------------------------------------------------
         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------



4.  Description of Trade Area:





                            Schedule 1 Franchise Agreement
                                        Page 1

                                      SCHEDULE 2

                                OWNERSHIP VERIFICATION

    1. Name(s) and address(es) of person(s) owning interest in Franchisee and percentage of said person(s) interest:

         Name:
              ------------------------------------------------------------
         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------


         Name:
              ------------------------------------------------------------
         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------


         Name:
              ------------------------------------------------------------
         Address:
                 ---------------------------------------------------------
         -----------------------------------------------------------------


STATE OF                     )
                             )
COUNTY OF                    )

___________________________, being first duly sworn, says that they are respectively, the ________________________ and ________________________ of
________________________________________,  the above-named __________________, and execute this instrument for and in its behalf, by authority of its __________________ and that they have read the foregoing Agreement and all Exhibits attached thereto.


                             ------------------------------
                             ------------------------------

                             ------------------------------
                             ------------------------------




Subscribed and sworn to before
me this __________ day of
__________________, 19__.


- ----------------------------------------------------
Notary Public

My Commission Expires:
                     ------------------------------


                          Schedule 2 to Franchise Agreement
                                        Page 1

                                      SCHEDULE 3

                          GUARANTY OF FRANCHISEE'S AGREEMENT

    In consideration of, and as an inducement to, the execution of the foregoing Franchise Agreement by Big O Tires, Inc. ("Big O"), each of the undersigned hereby guarantees unto Big O that ("Franchisee") will perform during the term of the Franchise Agreement each and every covenant, payment, agreement and undertaking on the part of Franchisee contained and set forth in or arising out of such Franchise Agreement.

    Big O, its successors and assigns, may from time to time, without notice to the undersigned (a) resort to the undersigned for payment of any of the liabilities of the Franchisee to Big O, whether or not Big O or its successors have resorted to any property securing any of the liabilities or proceeded against any of the undersigned or any party primarily or secondarily liable on any of the liabilities, (b) release or compromise any liability of the Franchisee or of any of the undersigned hereunder or any liability of any party or parties primarily or secondarily liable on any of the liabilities, and (c) extend, renew or credit any of the liabilities of the Franchisee to Big O for any period (whether or not longer than the original period); alter, amend or exchange any of the liabilities; or give any other form of indulgence, whether under the Franchise Agreement or not.

    The undersigned further waives presentment, demand, notice of dishonor, protest, nonpayment and all other notices whatsoever, including without limitation: notice of acceptance hereof; notice of all contracts and commitments; notice of the existence or creation of any liabilities under the foregoing Franchise Agreement and of the amount and terms thereof; and notice of all defaults, disputes or controversies between Franchisee and Big O resulting from such Franchise Agreement or otherwise, and the settlement, compromise or adjustment thereof.

    The undersigned agrees to pay all expenses paid or incurred by Big O in attempting to enforce the foregoing Franchise Agreement and this Guaranty against Franchisee and against the undersigned and in attempting to collect any amounts due thereunder and hereunder, including reasonable attorneys' fees if such enforcement or collection is by or through an attorney-at-law. Any waiver, extension of time or other indulgence granted from time to time by Big O or its agents, successors or assigns, with respect to the foregoing Franchise Agreement, shall in no way modify or amend this Guaranty, which shall be continuing, absolute, unconditional and irrevocable.

    If more than one person has executed this Guaranty, the term "the undersigned," as used herein shall refer to each such person, and the liability of each of the undersigned hereunder shall be joint and several and primary as sureties.

    IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty under seal effective as of the date of the foregoing Franchise Agreement.


                        -------------------------------------------------------
                        Signature

                        -------------------------------------------------------
                        Date

                        -------------------------------------------------------
                        Printed Name




                          Schedule 3 to Franchise Agreement
                                        Page 1

                        ---------------------------------------------------


                        ---------------------------------------------------
                        Home Address

                        ---------------------------------------------------

                        ---------------------------------------------------
                        Home Telephone


                        ---------------------------------------------------

                        ---------------------------------------------------
                        Business Address


                        ---------------------------------------------------
                        Business Telephone



                          Schedule 3 to Franchise Agreement

                                      SCHEDULE 4

                             LEASE RIDER AND MODIFICATION

    THIS AGREEMENT is made effective ____________________________________
by and between ________________________________________________ ("Landlord"),
__________________________ ("Tenant"), and Big O Tires, Inc., its affiliates, successors and assigns ("Big O").

    WHEREAS, Landlord leases or will lease certain premises to Tenant at
________________________________________________________________________
("Premises") under that certain lease agreement dated __________________ between Landlord and Tenant ("Lease"); and ____________________________.

    WHEREAS, Tenant will operate a Big O Tire Store at such Premises under a Franchise Agreement ("Franchise Agreement") between Tenant and Big O; and

    WHEREAS, the parties hereto desire to provide Big O with certain rights in the event of default under the Lease, Franchise Agreement, or other franchise agreements between Tenant and Big O, if any;

    NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar, in hand paid by Big O to Landlord and to Tenant, and other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. No act, failure to act, event, condition, non-payment or other occurrence ("Event") shall constitute a breach or default under the Lease so as to allow to Landlord any right of acceleration of obligations thereunder, termination, cancellation or rescission:

         (a) if the Event is the non-payment of rent, unless such Event is not cured within ten (10) days after Notice of Default (as hereinafter defined) has been received by Big O;

         (b) if the Event is anything other than the non-payment of rent, unless such Event is not cured within twenty-five (25) days after Notice of

    Default (as hereinafter defined) has been received by Big O, provided, however, if the Event is of such nature that it cannot reasonably be cured within such twenty-five (25) day period, then, in that case such twenty-five
    (25) day period shall be extended to a period of such length as is reasonably necessary to cure such Event, provided, however, such period shall be extended only so long as Tenant and/or Big O diligently pursues the cure of such Event.

    2. Landlord agrees to accept from Big O any payment or performance required under the Lease. Nothing herein shall be construed as requiring Big O to m[cad 229]ake any payments or perform any obligation under the Lease.

    3. As used herein, Notice of Default means written notice specifying the Event claimed and specifically describing, in each instance of a claimed Event, the particular Event and the cure Landlord requires, such Notice of Default to be mailed to Big O at:

         Big O Tires, Inc.
         11755 East Peakview Avenue
         Englewood, Colorado  80111
         Attention:  Vice President of Business Development

    4. In the event Landlord claims that an Event has occurred, or in the event Big O notifies Landlord in writing that Big O is exercising a right to take over possession of the Premises, then, at Big O's option,

                          Schedule 4 to Franchise Agreement
                                        Page 1

Landlord shall accept Big O as substitute tenant under the Lease and will cooperate with Big O in turning actual, immediate possession of the Premises over to Big O. In such case, the Lease shall remain in full force and effect, but with Big O as the tenant thereunder. Big O's option, hereinabove granted, may be exercised only if Big O agrees to assume the obligations of the Tenant to Landlord under the Lease as of the date Franchisor or its affiliate or successor is given actual possession of the Premises.

    5. Landlord agrees that Big O, or its affiliate or successor may sublet or assign the Premises to a new Big O Franchisee on the same terms and conditions as are contained in the Lease.

    6. Tenant agrees that if Landlord claims that an Event has occurred, or if any material breach occurs under any Franchise Agreement between Tenant and Big O (whether for the Premises or not), then, Big O shall have the right to:

         (a) immediate and actual possession of the Premises, and all equipment and inventory therein, which such possession Tenant agrees to give peaceably, and which may be otherwise obtained by Big O by warrant, injunction, temporary restraining order, summary process or such other immediate legal, summary or equitable proceeding or action as Big O may choose. Tenant hereby waives any right to a jury in any such proceeding or action.

         (b)  become the Tenant under the Lease to the exclusion of the Tenant.

    7. Tenant agrees that any default under the Lease shall constitute a material breach under all Franchise Agreements between Tenant and Big O, or its affiliates or successors.

    8. Tenant and Landlord understand that Big O is entering into or has entered into a Franchise Agreement with Tenant for a Big O Tire Store at the Premises in reliance on the agreements of Tenant and Landlord as herein contained and that Big O, in this instance, would not have otherwise entered into such Franchise Agreement.

    IN WITNESS WHEREOF, the parties hereto have duly execute and delivered this agreement as of the date first above-listed.
                                  LANDLORD


                                  By:
- -------------------------------      --------------------------------------
Witness

                                  Attest:
- -------------------------------      --------------------------------------
                                  (CORPORATE SEAL)

                          Schedule 4 to Franchise Agreement
                                        Page 2

                                       TENANT


                                       By:
- -----------------------------------       ---------------------------------
Unofficial Witness

                                       Attest:
- -----------------------------------       ---------------------------------
Notary Public
                                       (CORPORATE SEAL)


                                       BIG O TIRES, INC.


                                       By:
- -----------------------------------       ---------------------------------
Unofficial Witness
                                       (CORPORATE SEAL)

- -----------------------------------
Notary Public

                          Schedule 4 to Franchise Agreement
                                        Page 3

                                      SCHEDULE 5

                                   FARM CLASS RIDER

    Franchisee represents that it reasonably anticipates that at least twenty-five percent (25%) of its Store's Gross Sales on an annual basis will be derived directly from the sale of Farm Class Tires. In reliance on Franchisee's representations, and its consideration for Franchisee to become or remain a Big O franchisee, Big O has offered Franchisee the opportunity to execute this Farm Class Rider.

    1. So long as at least twenty-five percent (25%) of Franchisee's Gross Sales on an annual basis are derived directly from Farm Class Tires, Big O agrees to exercise its best efforts to provide Franchisee with access to a supply of Farm Class Tires. Franchisee acknowledges that production and distribution problems occasionally cause supplies to be limited, and that so long as Big O acts in good faith and in a commercially reasonably and lawful manner to obtain access to Farm Class Tires that it shall be deemed in compliance with its obligations hereunder.

    2. If Big O fails to comply with its obligations pursuant to Section 1 of this Farm Class Rider and cannot or will not provide Franchisee with access to Farm Class Tires for sixty (60) days following written notice of such failure from Franchisee, as its sole and exclusive remedy, Franchisee shall be relieved of its obligation to pay Big O monthly royalty fees on that portion of its Gross Sales derived directly from the sale of Farm Class Tires. Any services provided by Franchisee in connection with the sale of Farm Class Tires, and any other Products and Services sold by Franchisee in a transaction involving the sale of Farm Class Tires shall be included in the portion of Franchisee's Gross Sales upon which monthly royalty fees are payable. Big O may require Franchisee to provide it with documentation to support any exclusion claimed by Franchisee.

    3. Big O may terminate Franchisee's rights under this Farm Class Rider without in any way affecting Franchisee's obligations under the Franchise Agreement if the Store's sales of Farm Class Tires during any twelve (12) month period have been less than twenty-five percent (25%) of its Gross Sales.

    IN WITNESS WHEREOF, the parties have set forth their signatures below.

                        FRANCHISEE:
                                   ----------------------------------------

                        By:
                           ------------------------------------------------

                        Date:
                             ----------------------------------------------

                        Home Address:
                                     --------------------------------------

                        ---------------------------------------------------

                        Home Phone Number:
                                          ---------------------------------

                        Office Address:
                                       ------------------------------------

                        ---------------------------------------------------

                        Office Phone Number:
                                            -------------------------------


                          Schedule 5 to Franchise Agreement
                                        Page 1

                        Title:
                              ---------------------------------------------

                        Attest:
                               --------------------------------------------

                        Title:
                              ---------------------------------------------
                              (Affix Corporate Seal)

                        FRANCHISEE:
                                   ----------------------------------------

                        By:
                           ------------------------------------------------

                        Date:
                             ----------------------------------------------

                        Home Address:
                                     --------------------------------------

                        ---------------------------------------------------

                        Home Phone Number:
                                          ---------------------------------

                        Office Address:
                                       ------------------------------------

                        ---------------------------------------------------

                        Office Phone Number:
                                            -------------------------------

                        Title:
                              ---------------------------------------------

                        Attest:
                               --------------------------------------------

                        Title:
                              ---------------------------------------------
                              (Affix Corporate Seal)



                          Schedule 5 to Franchise Agreement
                                        Page 2

                                      SCHEDULE 6

                     RIDER FOR EXISTING FRANCHISEES EXECUTING THE
                     FRANCHISE AGREEMENT PRIOR TO THE EXPIRATION
                      OF THEIR PRE-EXISTING FRANCHISE AGREEMENT

    Franchisee is the owner of a Store which is the subject of a franchise agreement which has not yet expired.

    Franchisee's execution of the attached Franchise Agreement is subject to the following:

    1. Unless otherwise provided herein, the attached Franchise Agreement shall expire on the tenth anniversary of the Effective Date of Franchisee's attached Franchise Agreement, to wit:
____________________________________
                                       .

    2. Prior to the expiration of the Franchisee's present franchise agreement, to wit __________________, the monthly continuing services fees (or their functional equivalent) provided in the present franchise agreement shall continue to be the only such fees due to Big O. In all other respects the terms of the attached Franchise Agreement shall be applicable as of the Effective Date of this Franchise Agreement.

    In Witness Whereof, the parties have set forth their signature below.



                        BIG O TIRES, INC.


                        By:
                           ------------------------------------------------

                        Date:
                             ----------------------------------------------

                        Title:
                              ---------------------------------------------

                        Attest:
                               --------------------------------------------

                        Title:
                              ---------------------------------------------
                              (Affix Corporate Seal)



                          Schedule 6 to Franchise Agreement
                                        Page 1

                             FRANCHISEE:
                                        -----------------------------------

                             By:
                                -------------------------------------------

                             Date:
                                  -----------------------------------------

                             Home Address:
                                          ---------------------------------

                             ----------------------------------------------

                             Home Phone Number:
                                               ----------------------------

                             Office Address:
                                            -------------------------------

                             Office Phone Number:
                                                 --------------------------

                             Title:
                                   ----------------------------------------

                             Attest:
                                    ---------------------------------------

                             Title:

                                   ----------------------------------------
                                   (Affix Corporate Seal)

                             FRANCHISEE:

                             By:
                                -------------------------------------------

                             Date:
                                  -----------------------------------------

                             Home Address:
                                          ---------------------------------

                             ----------------------------------------------

                             Home Phone Number:
                                               ----------------------------

                             Office Address:
                                            -------------------------------

                             ----------------------------------------------

                             Office Phone Number:
                                                 --------------------------

                             Title:
                                   ----------------------------------------

                             Attest:
                                    ---------------------------------------

                             Title:
                                   ----------------------------------------
                                   (Affix Corporate Seal)


                          Schedule 6 to Franchise Agreement
                                        Page 2

                                      SCHEDULE 7

                                      TRADEMARKS


    Big O is the sole and exclusive owner of the following trademarks and service marks:


TRADEMARK, SERVICE MARK, TRADE              WHERE             REGISTRATION
NAME OR LOGOTYPE                       REGISTERED                   NUMBER        REGISTRATION DATE


Sun Valley                              Principal                  871,318                 06/17/69
Golden Sonic Power                      Principal                  962,580                 07/03/73
Super S                                 Principal                  981,992                 04/09/74
Saxon                                   Principal                  982,828                 04/30/74
Big O                                   Principal                  993,415                 09/24/74
Big O                                   Principal                  994,466                 10/01/74
Big Ride                                Principal                1,009,148                 04/22/75
Big Steel                               Principal                1,012,897                 06/10/75
Sonic Sahara                            Principal                1,013,509                 06/17/75
Big Haul                                Principal                1,018,800                 08/26/75
Design of Human Likeness
"Sebastian Treadmore"                   Principal                1,044,068                 07/20/76
Big Foot 70                             Principal                1,102,059                 09/12/78
Big Foot 60                             Principal                1,102,058                 09/12/78
Big Sur                                 Principal                1,219,035                 12/07/82
Extra Care and Design                   Principal                1,417,730                 11/18/86
Legacy                                  Principal                1,393,967                 05/20/86
Aspen                                   Principal                1,508,041                 10/11/88
Exotic                                  Principal                1,511,711                 11/08/88
Big O Tires and Design                  Principal                1,559,725                 10/10/89
Sun Valley III                          Principal                1,588,734                 03/27/90
Big O Tires and Design                  Principal                1,611,160                 08/28/90
Optima                                  Principal               74/198,278                  Pending
Procomp & Design                        Principal               74/298,320                  Pending
Vail                                    Principal               74/310,463                  Pending
Arapahoe                                Principal               74/271,501                  Pending

                                                      Schedule 7 to Franchise Agreement
                                                                   Page 1


TRADEMARK, SERVICE MARK, TRADE              WHERE             REGISTRATION
NAME OR LOGOTYPE                       REGISTERED                   NUMBER        REGISTRATION DATE

Alpine                                  Principal               74/310,467                  Pending
Aztec                                   Principal               74/310,465                  Pending
Hydro-Trac                              Principal               74/357,214                  Pending
A Reputation You Can Ride On            Principal               74/360,838                  Pending
Big Foot                                Principal               74/389,931                  Pending



                                 STATE REGISTRATIONS

Big O                             Texas              40,967            11/01/82
Big O                             Texas              40,704            09/02/82
Legacy                         Colorado              T29645            10/28/85
Extra Care                     Colorado              T30670            04/22/86


                          Schedule 7 to Franchise Agreement
                                        Page 2

                                      SCHEDULE 8

                                   CONVERTER RIDER

                                  AMENDMENT TO BIG O
                                 FRANCHISE AGREEMENT
                                     (CONVERSION)

     Big O TIRES, INC. ("Big O") and ____________________________________
__________________ ("Franchisee") entered into a certain Big O Franchise Agreement ("Agreement") on _____________, 19_____ and desire to supplement and amend certain terms and conditions of such Agreement in consideration of Franchisee's conversion of a currently operating tire store to a Big O Store. The parties therefore agree as follows:

     1.  The following paragraph is hereby added to 6.03:

          Notwithstanding any provision herein to the contrary, Franchisee's obligation to comply with Big O's standards and specifications as are set forth in the Manual shall be phased in for a period of six months from the Commencement Date of the Agreement in accordance with SCHEDULE A, attached hereto and by this reference incorporated herein. Franchisee will be permitted to use Big O's trademarks, service marks, logos and other identifying symbols or names, in its signage, advertising and otherwise, in conjunction with any other previous signage or identifying symbols or names for sixty
     (60) days from the Commencement Date of this Agreement, in a manner which shall be approved by Big O, which approval shall not be unreasonably withheld. Upon expiration of such sixty day period, Franchisee must use Big O's signage exclusively and remove all other previous signage.

     2. Section 6.05 is deleted in its entirety and the following is inserted in its place:

          6.05 COMMENCEMENT OF BUSINESS. The Big O Store shall be considered to have commenced operation as of the Commencement Date of this Agreement. All modifications required to bring the premises into compliance with the standards and specifications of Big O must be completed within six (6) months of the Commencement Date.

     3. Section 7.01(a) is hereby deleted in its entirety and the following is inserted in its place:

            (a) Franchisee acknowledges that Big O is under no obligation to provide site selection assistance and Big O does not guarantee the success or profitability of the Franchisee's current site in any manner whatsoever. If Franchisee leases the Premises upon which the Store is to be operated, Franchisee agrees to use its best efforts to negotiate with its landlord for execution of a conditional lease assignment in a form which is the same as or similar to the one found on Schedule 4.



                          Schedule 8 to Franchise Agreement
                                        Page 1

     4.   The following language shall be added to Section 7.01(b):

          Big O will provide Franchisee with sample blueprints for modification of the interior and exterior of Franchisee's premises, if applicable, but makes no representations or guarantees regarding the suitability of such blueprints for required modification of Franchisee's premises.

     5. Franchisee agrees to convert all other tire stores owned or controlled by it into Big O Stores, in the manner prescribed in SCHEDULE B, attached hereto and by this reference incorporated herein.

     6. The terms and conditions of this Conversion Amendment are in addition to or in explanation of the existing terms and conditions of the Agreement and shall prevail over and supersede any inconsistent terms and conditions thereof.

     Effective this _____ day of ________________, 199___.


                                   FRANCHISEE:


                                   -----------------------------------------
                                   (Print Name)

BIG O TIRES, INC.

- -------------------------------    -----------------------------------------
By:                                By:

- -------------------------------    -----------------------------------------
Title:                             Title:



                          Schedule 8 to Franchise Agreement
                                        Page 2